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                                                                   EXHIBIT 10.14

                                                                  Execution Copy

                                 CONFIDENTIAL
                        INTERACTIVE SERVICES AGREEMENT
                        ------------------------------

     This agreement (the "Agreement"), effective as of January 1, 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, on the one hand, and E-Sport, Inc. ("E-Sport"), a Delaware corporation, with its principal offices at 1640 S. Sepulveda Blvd., Suite 500, Los Angeles, California 90025, and its wholly-owned subsidiaries, Pro Sports Xchange, Inc. ("PSX"), a Delaware corporation, successor-in-interest to Pro Sports Xchange, a California limited liability company, with its principal offices at 1640 S. Sepulveda Blvd., Suite 500, Los Angeles, California 90025 and Athlete Direct, Inc. ("Athlete Direct"), a Delaware corporation, successor-in-interest to Athlete Direct, LLC, a California limited liability corporation, with its principal offices at 1640 S. Sepulveda Blvd., Suite 500, Los Angeles, California 90025 (E-Sport, PSX and Athlete Direct shall be collectively referred to herein as "Interactive Content Provider" or "ICP") (each of AOL and ICP shall be referred to herein as a "Party" and collectively as the "Parties").

                                 INTRODUCTION
                                 ------------

     AOL and ICP each desires that ICP provide the Online Area (as defined below), including ICP data feeds as specified herein and certain AOL screens/pages through the AOL Network (as defined below), subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement or in Exhibits A or C shall be as defined on Exhibit B attached hereto.

                                     TERMS
                                     -----

1.   DISTRIBUTION; PROGRAMMING

     1.1 Online Area. ICP shall work diligently to develop and implement the Online Area, consisting of the specific Content described on Exhibit
          A.1 attached hereto. ICP shall develop the design of the Online Area in consultation with AOL and in accordance with any standard design and content publishing guidelines provided to ICP by AOL (including, without limitation, any HTML publishing guidelines). ICP shall not authorize or permit any third party to distribute the Licensed Content on ICP's behalf through the AOL Network absent AOL's prior written approval. The inclusion of any additional Content in the Online Area (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval.

     1.2  Licenses.

          1.2.1 License to Licensed Content (other than Feeds). ICP hereby grants AOL a non-exclusive, worldwide license to use, market, store, distribute, display, communicate, perform, transmit and promote the Licensed Content (other than the Feeds), (or any portion thereof) as provided herein, through such areas or features of the AOL Network as AOL deems appropriate.
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          1.2.2  License to Feeds.  In addition, ICP hereby grants AOL a non-
                 exclusive, worldwide license (i) to use, market, store, distribute, display, communicate, perform, transmit and promote the Feeds (as defined in Exhibit A), (or any portion thereof), through the AOL Service and AOL.com., AOL's primary site on the World Wide Web portion of the Internet and all AOL branded and co-branded Internet sites providing content and promotions for AOL products and services, together with any mirrored or similar versions of such site(s) (collectively, "AOL.com"), and
                 (ii) to sublicense its rights under this Section 1.2.2 to third parties producing programming for AOL.com for the sole purpose of enabling such third parties to produce such AOL-branded or AOL co-branded programming for AOL.com as provided below. To the extent that the Feeds (or any portion thereof) are distributed by AOL on AOL.com or on non-AOL Service areas of the AOL Network, AOL shall (a) ensure that the Feeds will be distributed on pages that are predominantly AOL-branded (including, for example,"AOL.com Sports Web Center powered by ____", "Presented By" and "AOL.com/___"), (b) credit ICP as the source of such Content, (c) promote the Premium Information Products as a part of such Content (e.g., minimum text link at the bottom of an article), and (d) not place the Feeds in such close proximity to a third party brand so as to reasonably lead to the conclusion that the Feeds are Content of such third party. Nothing contained in this Section 1.2.2 shall be construed to prevent or limit the offer, license or sale of Advertisements anywhere on the AOL Network. Subject to payment by AOL pursuant to Section 1.6(iv) below, ICP agrees to grant to AOL a license to distribute the Feeds (or any portion thereof) on other sites or properties owned or controlled by AOL or its Affiliates which are not covered herein.

          1.2.3 Feeds. ICP represents and warrants to AOL that it has the authority to grant the above licenses to AOL (either through ownership or license) to use the Licensed Content as described in this Agreement. ICP shall provide AOL the Licensed Content in the form or media reasonably necessary for AOL to distribute it on the AOL Network as further set forth on Exhibits A and E-1 attached hereto. Without limiting the generality of the foregoing, during the Term of this Agreement, AOL may store via mirrored data centers, tape, optical disks, or magneto optical disks backup copies of the Feeds solely for purposes of record-keeping, defending against third-party claims, responding to official inquiries, and fulfilling its obligations and exploiting the rights granted to AOL pursuant to this Agreement. Under no circumstances will AOL use such Feeds for any other purpose during the Term of this Agreement. It is expressly understood that following the expiration or termination of this Agreement, AOL shall have the right to use the Licensed Content, including without limitation, the Feeds, for a runoff period not to exceed ninety (90) days in the same manner as such Content is permitted to be used during the Term. Nothing in this Agreement shall constitute a sale or other transfer of title from ICP to AOL of the Licensed Content, or any portion thereof. All rights with respect to the Licensed Content not expressly granted to AOL herein are reserved to ICP.

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          1.2.4  Ownership.  AOL shall own, and ICP shall have no right, title or interest in or to, all Top Level Screens. ICP shall own, and AOL shall have no ownership right, title or interest in or to, the Other Screens.

     1.3  Other Interactive Areas.

          1.3.1 AOL Approval. [*]. AOL hereby approves the links to the sites set forth in Exhibit I, subject to AOL's right to withdraw its approval if there are any substantive changes to the Content contained in such linked sites. In addition, AOL may reasonably restrict its approval (at any time) to specific portions of Content, Products, or functionality within a Linked Interactive Site, including without limitation, those sites set forth in
                 Exhibit I. In such case, establishment of the link from the Licensed Content to the Linked Interactive Site will be subject to mutual agreement of the Parties regarding the means by which access will be restricted to the approved portions of the Linked Interactive Site. AOL shall give ICP a five (5) day period to remove any specific Content, Products or functionality within a Linked ICP Interactive Site that AOL restricts its approval to pursuant to this Section 1.3.1 before terminating the link to such site. All Linked ICP Interactive Sites shall comply with the Operating Standards set forth in Exhibit E-2.

          1.3.2 Management. AOL shall have no obligations of any kind with respect to any Linked Interactive Site. ICP shall be responsible for any hosting or communication costs associated with any Linked Interactive Sites (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and a Linked Interactive Site or (ii) a mirrored version of a Linked Interactive Site). Any Linked Interactive Sites shall be subject to the license set forth in Section 1.2.1 above. ICP will permit AOL Members to access and use any Linked ICP Interactive Site free of charge during the Term if such Linked ICP Interactive Site is generally available to users (other than ICP employees, agents, contractors and partners) free of charge. If such Linked ICP Interactive Site is not generally provided to any such users free of charge, then the terms and conditions for AOL Members shall be no less favorable than for any other user. AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use any Linked ICP Interactive Site; provided, however, that the Parties agree and acknowledge that some features or areas of the Linked ICP Interactive Site may require a registration process for all users generally (e.g. a premium service) and that such registration process for AOL Members shall be no more burdensome than for any other user and shall be upon terms and conditions no less favorable than for any other user. For a period of two years after the expiration or earlier termination of this Agreement, ICP will allow AOL Members to access any non-Premium Information Products on any former Linked ICP Interactive Site

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[*] Portions have been omitted pursuant to a confidential treatment request.

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                 (or any successor thereto) on terms and conditions no less favorable than the terms and conditions available to other users of such ICP Interactive Site.

          1.3.3 Excessive Traffic Diversion. ICP shall use commercially reasonable efforts to ensure that AOL traffic is generally either kept within a Linked ICP Interactive Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the Linked ICP Interactive Site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from the Linked ICP Interactive Site, AOL reserves the right to terminate the links from the AOL Network to the Linked ICP Interactive Site at issue if such failure remains uncured after thirty (30) days written notice thereof.

     1.4 Placements. ICP shall pay AOL (in accordance with Section 1.5 below), and AOL shall provide to ICP the marketing and promotional rights ("Placements") set forth in Exhibit A.4. The Placements and any other promotions or advertisements (other than AOL Advertisements which ICP has a right to sell pursuant to Section 2.1 of this Agreement) purchased from or provided by AOL pursuant to Exhibit A of this Agreement will be used by ICP solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

     1.5 Placements Payments. For the Placements, ICP shall pay AOL the following amounts:

          (i) First Year (January 1, 1999 to December 31, 1999). For the first year of the Term, ICP shall pay AOL two million seven hundred eighty thousand dollars ($2,780,000) for the Placements.

          (ii) Second Year (January 1, 2000 to December 31, 2000). For the second year of the Term, ICP shall pay AOL two million seven hundred eighty thousand dollars ($2,780,000) for the Placements.

          (iii)  Last Six Months of Initial Term (January 1, 2001 to June 30,
          2001). For the last six (6) months of the Initial Term, ICP shall pay AOL one million three hundred ninety thousand dollars ($1,390,000) for the Placements.

     1.6 Content Payments. For the Licensed Content and production and other services to be provided pursuant to this Agreement, AOL shall pay ICP as follows:

          (i) First Year (January 1, 1999 to December 31, 1999). For the first year of the Term, AOL shall pay ICP [*].

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[*] Portions have been omitted pursuant to a confidential treatment request.
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          (ii)   Second Year (January 1, 2000 to December 31, 2000). For the
          second year of the Term: AOL shall pay ICP [*].

          (iii)  Last Six Months of Initial Term  (January 1, 2001 to June 30,
          2001). For the last six (6) months of the Initial Term: AOL shall pay ICP [*].

          (iv) Additional Payments. AOL shall pay ICP [*] for each additional license granted to AOL by ICP pursuant to the final sentence of
          Section 1.2.2 above. Such payment shall be added to the Content Payments to be made by AOL pursuant to subsections 1.6(i)-(iii) above.

     1.7 Net Payments. The Parties shall satisfy their obligations under Sections 1.5 and 1.6 through net payments as follows: AOL shall pay to ICP the following net amounts: (a) [*] for each of the first three (3) months of the Initial Term, and (b) [*] for each of the remaining months of the Initial Term.

     1.8 Exclusivity. ICP shall comply with the exclusivity restrictions set forth on Exhibit A.2.

2.   ADVERTISING AND TRANSACTIONS

     2.1 Advertising Sales. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages preceding, framing or otherwise associated with the Licensed Content or preceding, following or framing any Linked Interactive Sites). The specific advertising inventory within any AOL forms or pages shall be as reasonably determined by AOL. AOL shall have the [*] right to sell [*] on the [*]. AOL hereby grants ICP the [*] right to license or sell AOL Advertisements on the [*] subject to AOL's approval for each AOL Advertisement, which approval shall not be unreasonably withheld.

     2.2  Advertising Policies.

          2.2.1 AOL Advertisements. Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies, exclusivity commitments, and other preferential contractual commitments to third parties which are applicable to AOL and those exclusivities that AOL grants to itself for its own business(es). AOL's current list of exclusivity commitments are set forth in Exhibit J (the "Exclusivity List"). AOL may update the Exclusivity List from time to time and Advertisements sold to entities in categories not on the Exclusivity List at the time such Advertisement was sold shall not be a breach of contract, but ICP shall immediately remove such Advertisement upon notification from AOL that such Advertisement violates an AOL exclusivity or other preferential contractual commitment. ICP shall not sell an AOL Advertisement to any entity reasonably construed to be in competition with AOL.

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[*] Portions have been omitted pursuant to a confidential treatment request.
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          2.2.2  Linked Interactive Site Advertisements.  ICP shall ensure that
                 AOL Members linking to any Linked ICP Interactive Site (other than the Stars Web Area) from the AOL Network do not receive advertisements, promotions or links (i) for any entity reasonably construed to be in competition with AOL, (ii) in violation of AOL's then-standard advertising policies, or (iii) in violation of AOL's exclusivity or other preferential rights or commitments [*] Online Area and/or the AOL Network. AOL shall use commercially reasonable efforts to discuss any reasonable ICP request for an exception to the preceding subclause (iii). In the event that AOL notifies ICP in writing that any advertising or promotional Content in or through any Linked ICP Interactive Site (a "Linked ICP Interactive Site Advertisement") is in violation of AOL's then-standard advertising policies or this Section 2.2.2, then ICP shall take [*] steps to block access by AOL Members to such advertising using ICP's then-available ad server or other technology. In the event that ICP cannot, through its [*], block access by AOL Members to the advertising in question, then ICP shall provide AOL prompt written notice of such fact. AOL may restrict access from the AOL Network to the advertising in question using technology available to AOL or, in the event such restricted access is not reasonably practicable, as determined by AOL in AOL's sole discretion, terminate the link from the AOL Network to the Linked ICP Interactive Site until such time as the advertising in question is no longer displayed. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

     2.3 Advertising Registration Form. In connection with the sale by ICP or its agents of an AOL Advertisement, ICP shall, in each instance, provide AOL with a completed standard AOL Advertising Registration Form relating to such AOL Advertisement. ICP shall take all reasonable steps necessary to ensure that any AOL Advertisement sold by ICP complies with all applicable federal, state and local laws and regulations.

     2.4 Advertising Revenues. AOL shall be entitled to [*] of all Advertising Revenues generated by the license or sale of AOL Advertisements on the [*]. ICP shall be entitled to [*] of Advertising Revenues generated by the license or sale of AOL Advertisements on the [*].

     2.5 Interactive Commerce. To the extent ICP desires to offer, sell or license Products, such merchandising shall be subject to (i) the terms of this Agreement, (ii) the requirements posted at keyword "Marketplace Policy" on the America Online brand service (or such other keyword as AOL may designate during the Term), (iii) approval by AOL of all categories of Products to be offered, (iv) the payment to AOL of [*] of all Transaction Revenues for Premium Information Products, Sports Entertainment Products and Memorabilia Products and [*] of Transaction Revenues for all other Products, (v) the then-current requirements of AOL's merchant certification program, (vi) ICP implementing sufficient procedures to protect the security of all merchandising on a Linked ICP

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[*] Portions have been omitted pursuant to a confidential treatment request.

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          Interactive Site (i.e., ICP shall as of the Effective Date use 40-bit
          SSL technology and, if requested by AOL upon thirty (30) days notice thereof to ICP, 128-bit SSL), and (vii) the requirement that ICP take all reasonable steps necessary to conform its promotion and sale of Products through a Linked ICP Interactive Site to the then-existing technologies identified by AOL which are optimized for the AOL Service including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Members through the ICP Linked Interactive upon thirty (30) days notice thereof to ICP. For purposes of subsection (iii) above, AOL hereby approves the categories of products set forth in Exhibit I, subject to AOL's right to withdraw its approval of any category of Product which violates AOL's exclusivity or preferential contractual commitments as specified in Exhibit I. If, in accordance with Section 1.3.1, AOL approves a link from the Online Area to a site on the World Wide Web portion of the Internet where Products are sold, ICP and AOL shall agree upon an appropriate revenue share for sales of Products to AOL Members at such site. Until such time as an agreement is reached, AOL shall be entitled to [*] of all Transaction Revenues generated from such site. Third parties shall not be authorized or permitted to sell Products. The preceding sentence shall not prevent ICP from selling Products it buys or licenses from third parties.

     2.6 Member Benefits. ICP will generally promote through the Online Area any special or promotional offers related to the Licensed Content made generally available by or on behalf of ICP through any other similar
          or like distribution channel.   In addition, ICP shall promote through
          the Online Area on a regular and consistent basis special offers exclusively available to AOL Members ("AOL Exclusive Offers"). ICP shall, at all times, feature at least one AOL Exclusive Offer for AOL Members (except as otherwise mutually agreed upon by the Parties).
          The AOL Exclusive Offer made available by ICP shall provide a substantial member benefit to AOL Members, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Specific AOL Exclusive Offers to be made available by ICP shall include the following: discounts from regularly priced sports memorabilia, licensed sports products, and sports collectibles. ICP will provide AOL with reasonable prior notice of AOL Exclusive Offers and other special offers so that AOL can, in its editorial discretion, market the availability of such offers.

3.   PRODUCTION AND SUPPORT

     3.1  Production Work.

          (i) AOL Pages. AOL shall build the Team Pages (as defined in Exhibit A) and Star Pages (as defined in Exhibit A) and such pages shall be programmed and populated by ICP in accordance with this Agreement. The forms of the Team Pages and Star Pages shall be as determined by AOL after consultation with ICP.

          (ii) Production Responsibility. Except as otherwise provided herein, ICP shall be responsible for all production, including maintenance, of the Stars Online Area. Unless otherwise mutually agreed upon in writing, ICP shall be responsible for all changes to the Team Online Area or the Feeds. AOL shall bear the expense of any production work performed by ICP (and AOL will not charge ICP for any production work performed by AOL) relating to the Team Online Area or the Feeds (a) which is not requested by ICP, or (b) which is mutually agreed upon by the Parties in good faith within the parameters of this Agreement. Any

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[*] Portions have been omitted pursuant to a confidential treatment request.

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          change requested by ICP shall require AOL's prior approval, but such approval shall not signify mutual agreement of a change giving rise to AOL's responsibility to bear the expense of such change unless so stated in writing.

          (iii) AOL Assistance with ICP's Production Responsibilities. In the event that ICP requests AOL's production assistance relating to the Stars Online Area in connection with (i) the initial development, design and construction of the Stars Online Area, (ii) ongoing programming and maintenance related to the Stars Online Area, (iii) a redesign of or addition to the Stars Online Area (e.g., a change to an existing screen format or construction of a new custom form), (iv) construction and maintenance of an approved advertising, sponsorship or promotional area or online "store," (v) production to modify work performed by a third party provider or (vi) any other type of production work, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of an agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. All fees to be paid to AOL for any such production work shall be paid in advance. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide." The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Stars Online Area ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

          (iv) Third Party Content. AOL will work to facilitate securing necessary rights for ICP to utilize certain Content (e.g., initially, AP news and photographs, SportsTicker, or substitutes therefor) necessary to produce the Team Online Area and AOL shall bear the reasonable cost of providing ICP access to such Content; provided that, the Parties acknowledge that certain third party consents may be necessary to secure such rights and that AOL shall not be in breach of contract if it is unable to secure such rights through reasonable efforts and ICP shall not be in breach of contract if ICP's failure to produce and program the Team Online Area is caused solely by AOL's inability to secure such rights. ICP shall utilize such third party Content solely to perform its obligations hereunder and for no other purpose. In addition, ICP shall ensure that its utilization of any news feeds and/or other third party Content provided by AOL to ICP hereunder complies with any and all contractual terms and conditions on use to which AOL is subject as communicated by AOL to ICP in writing or by email.

     3.2  Publishing and Production Tools.   AOL shall provide to ICP, at no
          cost to ICP, those of AOL's proprietary publishing tools (each a "Tool") reasonably necessary (as determined by AOL) for ICP to develop and implement the Licensed Content during the Term. ICP shall be granted a nonexclusive license to use any such

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          Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind. If any withdrawal or modification pursuant to (ii) above has a material adverse effect upon ICP's ability to develop and implement the Licensed Content, ICP shall not be in breach of this Agreement for any consequent ICP failure to develop and implement the Licensed Content as required by this Agreement.

     3.3 Training and Support. AOL shall make available to ICP standard AOL training and support programs related to ICP's management and maintenance of the Licensed Content. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

4.   PROMOTION

     4.1 Cooperation. Each Party shall cooperate with and reasonably assist the other Party in supplying Content for marketing and promotional activities which relate to the Online Area.

     4.2 Interactive Site. The following promotions (collectively, the "AOL Promos") shall be included within each Linked ICP Interactive Site and any other ICP Interactive Site controlled by ICP and providing a substantial portion of Content substantially the same as or similar to, the Licensed Content or any Linked ICP Interactive Site, (i.e., currently, http://www.athletedirect.com and http://www.psx.com) and all successors thereto : (i) a prominent promotional button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing on the main screen of such ICP Interactive Site to promote such AOL products or services as AOL may reasonably designate (for example, the America Online brand service, the CompuServe brand service, the AOL.com site, the Digital City services or the AOL Instant Messenger service); and (ii) a prominent "Try AOL" feature (at least 90 x 30 pixels or 70 x 70 pixels in size) through which users can obtain promotional information about AOL products or services designated by AOL and, at AOL's option, download or order the then-current version of client software for such AOL products or services. AOL will provide the creative content to be used in the AOL Promos. ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos to such ICP Interactive Site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including without limitation, inserting HTML code designated by AOL on the pages of such ICP Interactive Site on which the AOL Promos will appear. In addition, within each such ICP Interactive Site, ICP shall,

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          [*], provide (a) prominent promotion for the keywords associated with
          ICP's Online Area, and (b) links from the Linked ICP Interactive Site to the relevant topic areas on AOL's AOL.com site; provided that, ICP shall provide substitute promotion, as mutually agreed upon by the Parties, in instances in which such promotion is not commercially practicable (i.e., given time and space constraints).

     4.3 Other Media. In ICP's television, radio, print and "out of home" (e.g., buses and billboards) advertisements relating to the Teams Content and/or the Feeds and in any publications, programs, features or other forms of media relating to the Teams Content and/or the Feeds over which ICP exercises editorial control, ICP will include specific references or mentions (verbally where possible) of the availability of ICP's Online Area through the America Online brand service, [*], as any references that ICP makes to the Teams Content and/or the Feeds or any ICP Interactive Site controlled by ICP and providing a substantial portion of Content substantially the same as or similar to, the Licensed Content or any Linked ICP Interactive Site (i.e., currently, http://www.athletedirect.com and http://www.psx.com) and all successors thereto (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, [*], ICP's listing of the "URL" for such Licensed Content or ICP Interactive Site will be accompanied by a prominent listing of the "keyword" term on AOL for the appropriate Online Area.

     4.4 Preferred Access Provider. When promoting AOL, ICP shall promote AOL as a preferred access provider through which a user can access ICP's Content and shall use commercially reasonable efforts to promote AOL as prominently as any other Internet service provider as part of ICP's promotion of the Licensed Content hereunder.

     4.5 Promotion of Athletes. ICP shall secure the promotional rights set forth in Exhibit A.3 with respect to each Athlete and Columnist (as defined in Exhibit A).

5.   PAYMENTS AND REPORTING.

     5.1 Payment Schedule. Except as otherwise specified in Section 1.7, each Party agrees to pay the other Party all amounts received and owed to the other Party as described herein on a quarterly basis within sixty
          (60) days of the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall begin on the first day of the month following the month of execution of this Agreement and (ii) include the portion of the month of execution following the Effective Date (unless the Agreement was executed on the first day of a month, in which case the quarter begin shall be deemed to begin on the first day of such month).

     5.2 Reporting. On no less than a monthly basis, each Party shall supply or make available to the other Party reports containing the following information:

          5.2.1 Usage Data. AOL shall make available to ICP a monthly report specifying usage information for the Online Area for the prior month in the format

CONFIDENTIAL                           10

[*] Portions have been omitted pursuant to a confidential treatment request.

                 which is generally made available to similarly situated interactive content providers. In addition, for any Linked ICP Interactive Site which AOL is caching, AOL shall supply ICP with monthly reports reflecting aggregate impressions by AOL Members to the cached version of the Linked ICP Interactive Site during the prior month. For each Linked ICP Interactive Site, ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the Linked ICP Interactive Site during the prior month.

          5.2.2 Sales Reports. ICP will provide AOL in an automated manner with a monthly report in an AOL-designated format, detailing the following AOL Purchaser activity in such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by ICP through the Linked ICP Interactive Sites): (i) summary sales information by day (date, number of Products, number of orders, total Transaction Revenues); and (ii) detailed sales information (order date/timestamp (if technically feasible), AOL Purchaser name and screenname, SKU or Product description) (information in clauses (i) and (ii), "Sales Reports"). AOL will be entitled to use the Sales Reports in its business operations, subject to the terms of this Agreement. More generally, each payment to be made by ICP pursuant to Section
                 2.5 will be accompanied by a report containing information which supports the payment, including information identifying gross Transaction Revenues and all items deducted or excluded from gross Transaction Revenues to produce Transaction Revenues, including, without limitation, chargebacks and credits for returned or canceled goods or services (and, where possible, an explanation of the type of reason therefor, e.g., bad credit card information, poor customer service, etc.), revenue sharing with an ICP Marketing Partner (as defined in Exhibit B).

          5.2.3. Promotional Commitments. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to Section 4 in the form attached as Exhibit D hereto.

          5.2.4. Exclusivity Restrictions. ICP shall submit to AOL a monthly certification that it is in full compliance with all exclusivity restrictions set forth in this Agreement in the form attached as Exhibit D hereto.

6.   TERM, TERMINATION AND COMMERCIAL LAUNCH.

     6.1. Term. Unless earlier terminated as set forth herein, the initial term of this Agreement shall be thirty (30) months from the Effective Date ("Initial Term"). Upon the expiration of the Initial Term, AOL shall have the right to renew this Agreement for up to two successive one year terms (each, a "Renewal Term" and together with the Initial
          Term, the "Term").   ICP shall have the option to terminate this
          Agreement upon ninety (90) days notice within thirty (30) days after the beginning of any Renewal Term. ICP's obligations with respect to the Stars Online Area shall begin immediately; however, the Stars Online Area shall be exclusive to AOL in the same manner as is provided in the Athlete Direct Interactive Service Agreement (as defined below) until and including March 31,

CONFIDENTIAL                           11

          1999. Nothing contained in this Agreement shall modify or amend that certain Interactive Services Agreement by and between AOL and Athlete Direct, LLC, a California limited liability corporation, dated April 1, 1997 (the "Athlete Direct Interactive Services Agreement"), including without limitation, the exclusivities set forth therein. The Parties agree and acknowledge that the Athlete Direct Interactive Services Agreement will expire on March 31, 1999. Upon the expiration or earlier termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith.

     6.2 Termination for Breach. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

     6.3 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course,
          (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

     6.4 Site and Content Preparation. ICP shall achieve Site and Content Preparation of the Teams Online Area (as defined in Exhibit A) and the Star Pages (as defined in Exhibit A) on or before March 15, 1999, the Athlete Online Areas as defined and set forth in Exhibit A and the rest of the Star Online Area (as defined in Exhibit A) on or before March 31, 1999. "Site and Content Preparation" shall mean that ICP shall have completed production of the Online Area and the Licensed Content in accordance with this Agreement and completed all other necessary work to prepare the Online Area and the Licensed Content and any other related areas or screens to launch on the AOL Network as contemplated hereunder. In the event ICP has not achieved Site and Content Preparation on or before February 15, 1999, then AOL shall work with ICP to identify any deficiencies in the Teams Online Area and Stars Pages and specifying in writing or by email the work that needs to be completed by ICP in order to achieve Site and Content Preparation. If ICP has not completed such work by March 15, 1999 for the Teams Online Area and the Star Pages, the dates provided in Exhibit A for the Athlete Online Areas and by March 31, 1999 for the rest of the Stars Online Area, then, in addition to any other remedies available, AOL shall have the right to terminate this Agreement by giving ICP written notice thereof. If ICP is delayed in achieving Site and Content Preparation due to a failure by AOL to perform its obligations under this Agreement and ICP notifies AOL in writing of such failure and the resulting delay, then the timeframe referenced in this Section shall each be extended by the amount of time of ICP's delay solely attributable to such failure by AOL.

     6.5 Termination of Prior Agreement. As of the Effective Date, the following agreement shall terminate by mutual agreement: that certain Content License Agreement by and between Extreme Fans, Inc., an Illinois corporation d.b.a. Real Fans ("Real Fans") and PSX, dated as of February, 1997, that certain First

CONFIDENTIAL                           12

          Amendment to Content License Agreement, dated August 1, 1997 and that certain Second Amendment to the Content License Agreement, dated as of October 1, 1997 (collectively, "Content License Agreement"). PSX acknowledges and agrees that (i) AOL and Real Fans have fulfilled all of Real Fans' obligations to PSX under the Content License Agreement,
          (ii) AOL has no further obligations to ICP in connection with or related in any way to Real Fans, (iii) ICP does not have and will not make any other claims against Real Fans or AOL, or their directors, officers, employees or agents, for additional sums of money or otherwise, in connection with or related in any way to Real Fans (iv) upon payment of the [*] set forth below, Real Fans will have no further obligations to ICP, (iv) upon payment of the [*] set forth below, ICP does not have and will not make any other claims against Real Fans, or its directors, officers, employees or agents, for additional sums of money or otherwise. As of January 15, 1999, ICP shall perform Real Fans' obligations to subscribers to fulfill the Subscription Reports which obligations were made known to ICP by Real Fans as of January 15, 1999 in exchange for [*] which amount shall be paid upon full execution of this Agreement. As used herein, "Subscription Reports" shall mean "PSX E-Mail Reports", "CSX E-Mail Reports", "CSX Basketball E-Mail Reports" and "PSX Hockey E-Mail Reports" (as defined in the Content License Agreement) sold by Real Fans on a subscription basis to subscribers and packaged in several different formats (e.g. all baseball teams, American League baseball teams, etc.).

     6.6 Termination for Change of Control/Ownership. At any time after a Change of Control of ICP to a Prohibited Party, AOL may terminate this Agreement upon [*] written notice thereof.

     6.7 AOL Option. Without limiting any rights or remedies AOL may have pursuant to this Agreement, including without limitation, any other termination rights AOL may have, AOL shall have the option to terminate this Agreement for any reason or no reason whatsoever at any time after the first anniversary date of the Effective Date of this Agreement upon six (6) months prior written notice thereof to ICP; provided that, unless such written notice has been given in the first ten (10) days of a calendar quarter (in which case such termination shall be effective six (6) months after the first day of such quarter), such termination shall not be effective until six (6) months after the first day of the immediately following calendar quarter.

          6.7.1 Option Fee. If AOL exercises its option to terminate this Agreement pursuant to this Section 6.7, AOL shall (i) pay ICP [*] in cash (the "Cash Fee") within thirty (30) days after the date the termination becomes effective (the "Termination Date"), (ii) provide ICP with the Additional Advertisements as set forth herein (collectively, the "Option Fee"). Until the Termination Date, AOL shall provide to ICP the Total Impressions Commitment (as defined in Exhibit A.4) on a pro rata basis. After the Termination Date, AOL shall provide to ICP, within twenty-four (24) months of the Termination Date, banner advertisements on a run of AOL Service basis (i.e., series of daily servings on the AOL Service) ("Additional Advertisements") with guaranteed Impressions calculated as follows: [*] the number of months between the Termination Date and June 30, 2001 minus [*].

CONFIDENTIAL                           13

[*] Portions have been omitted pursuant to a confidential treatment request.

                 By way of example, if AOL gives notice to ICP on March 31, 2000 that it is terminating this Agreement pursuant to this Section 6.7, the Termination Date shall be September 30, 2000. AOL would pay ICP the Cash Fee and provide Additional Advertisements with guaranteed Impressions of 21,750,003. If AOL gives such notice to ICP on April 15, 2000, the Termination Date shall be December 31, 2000. AOL would owe ICP the Cash Fee and Additional Advertisements with guaranteed Impressions of 13,000,002.

                 The Additional Advertisements (i) shall be used by ICP only to promote ICP's Memorabilia Products, (ii) shall not be traded, bartered, sold or otherwise provided by ICP to any third party, and (iii) shall be subject to the terms of this Agreement (including without limitation, the terms and conditions related to banner advertisements provided pursuant to Promotion (3), the Linked Site Terms (as defined below), all revenue sharing and reporting obligations and all terms and conditions contained in Exhibit C related thereto, which terms and conditions shall survive the termination of this Agreement until all Additional Advertisements are delivered unless such provisions survive thereafter pursuant to other provisions of this Agreement.), AOL's standard advertising and commerce policies, and AOL's standard insertion order for advertisements on the AOL Network, including all terms contained and incorporated therein. Additional Advertisements shall not promote, link or point to any entity reasonably construed to be in competition with AOL or promote, link or point to any entity or area in violation of AOL's exclusivity and other preferential commitments.

          6.7.2 Keyword(TM) Search Terms. In the event AOL terminates this Agreement pursuant to this Section 6.7, for a period beginning on the Termination Date and extending through June 30, 2001, AOL shall provide to ICP the Keyword Search(TM) Terms "Athlete Direct" and "AD" which shall link to http://www.athletedirect.com. and "Pro Sports Xchange" and "College Sports Xchange" which shall link to http://www.psx.com,subject to all terms and conditions of this Agreement related to (i) Keyword(TM) Search Terms (collectively, "Keyword Terms"), and (ii) Linked ICP Interactive Sites, including without limitation, the Operating Standards, restrictions on Linked ICP Interactive Site Advertisements and merchandising, and Content on Linked ICP Interactive Sites (collectively "Linked Site Terms"). ICP shall fully perform all of its obligations under the Keyword Terms and the Linked Site Terms, including without limitation, all revenue sharing and reporting obligations and all terms and conditions contained in Exhibit C related thereto, and all such terms and conditions shall survive the termination of this Agreement until June 30, 2001 unless such provisions survive thereafter pursuant to other provisions of this Agreement. ICP shall have the option, exercisable upon ten (10) days written notice thereof to AOL, to decline the provision of the Keyword(TM) Search Terms to be provided pursuant to this
                 Section 6.7.2, in which case this Section 6.7.2 shall not continue to apply.

CONFIDENTIAL                           14

7. TERMS AND CONDITIONS. The legal terms and conditions set forth on Exhibit C attached hereto are hereby made a part of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                    E-SPORT, INC.


By: /s/ Lynne Crawford                  By: /s/ Ross Schafelberger
   --------------------------------        --------------------------------

Print Name:  Lynne Crawford             Print Name:  Ross Schafelberger
           ------------------------                ------------------------

Title:  VP/CFO,                         Title:  COO
        AOL Interactive Services              -----------------------------
      -----------------------------

Date:                                   Date:  2/18/99
     ------------------------------          ------------------------------

                                        Tax ID/EIN#:  05-4673805
                                                    -----------------------


PRO SPORTS XCHANGE, INC.                ATHLETE DIRECT, INC.

By:   /s/ Ross Schafelberger            By:   /s/ Ross Schafelberger
   --------------------------------        --------------------------------

Print Name:  Ross Schafelberger         Print Name:  Ross Schafelberger
           ------------------------                ------------------------

Title:  VP, Secretary                   Title:  President
      -----------------------------           -----------------------------

Date:  2/18/99                          Date:  2/18/99
     ------------------------------          ------------------------------

CONFIDENTIAL                           15

                                   EXHIBIT A
                                   ---------


A.1 --  Description of the Online Area/Licensed Content.   ICP shall provide the
following to AOL:

        A.1.1 Online Area. AOL shall provide ICP with editorial guidelines ("Guidelines") for the Online Area within seventy-five (75) days after the Effective Date. A sample of such Guidelines is attached to the Agreement as Exhibit F. For a period of thirty (30) days after the date AOL provides the Guidelines to ICP, AOL will discuss in good faith any modifications to such Guidelines proposed by ICP. In providing the Online Area and the Licensed Content, ICP shall comply with the Guidelines, as may be modified by AOL after discussions with ICP. The Online Area shall consist of the following online areas on the AOL Service:

               A.1.1.1 Team Online Area. ICP shall program and produce the only AOL-branded team online area on the AOL Service ("Team Online Area") where AOL Members can access information relating to all professional and collegiate sports teams ("collectively, "Teams" and singularly "Team") on a team-by-team basis in each of the following sports categories (collectively, "Sports Categories" and singularly "Sports Category"): [*]. The Team Online
                        Area shall consist of the following:

                        (A) Team Pages. ICP shall program and produce the AOL pages and screens consistent with the following general descriptions ("Team Pages"): (i) an [*],
                             (ii) [*] and, Category and, at AOL's election and subject to AOL's agreement to promote any such pages and screens, [*] and (iii), [*]. The Team Pages shall (a) contain the links specified in Exhibit A.1.1.3 and feature regularly updated "teaser" Content from the Team Deeper Content and the Feeds (as defined below). The Team Pages shall be in Rainman format on the AOL Service unless otherwise mutually agreed upon by the Parties.

                        (B) Team Deeper Content. The Team Deeper Content shall generally consist of the following Content on the AOL Service: (a) the complete Feeds related to each Sports Category and each Team, (b) other AOL-approved Team Content, (c) other AOL-approved dynamic Content such as weekly chats, updated player information and multimedia elements, and (d) additional Team features. The Team Deeper Content shall be in Rainman format unless otherwise mutually agreed upon by the Parties. The Parties acknowledge that, subject to the terms of this Agreement, including without limitation, Sections
                             1.3.1 and 2 of this Agreement, ICP intends to advertise, offer, sell or license Products through the Team Deeper Content.

CONFIDENTIAL                           16


[*] Portions have been omitted pursuant to a confidential treatment request.

                        (C) Updates. Unless otherwise requested by AOL, ICP shall update the Team Pages to keep them dynamic and robust as set forth on the schedule set forth in Exhibit K.

               A.1.1.2 Stars Online Area. ICP shall program and produce the stars online area ("Stars Online Area"). The Stars Online Area shall be designed as [*] interactive and online home for mutually and reasonably agreed-upon nationally recognized major professional athletes ("Athletes") in the following Sports Categories: [*] and other mutually agreed upon Sports Categories. The Stars Online Area shall consist of the following:

                        (A) Star Pages. ICP shall program and produce for AOL the following pages and screens on the AOL Service consistent with the following general descriptions ("Stars Pages"): [*]. The Stars Pages shall contain the links specified in Exhibit A.1.1.3 and shall feature regularly updated "teaser" Content from Deeper Stars Content and the Feeds. The Star Pages shall be in Rainman format unless otherwise mutually agreed upon by the Parties.

                        (B) Deeper Stars Content. The Deeper Stars Content shall generally consist of (a) individual athlete online areas ("Athlete Online Areas") produced and maintained by ICP, (b) other ICP star Content and additional star features, and (c) other dynamic Content such as weekly chats, updated player information and multimedia elements. The Deeper Stars Content shall be in Rainman format on the AOL Service or, subject to all provisions of this Agreement, in HTML format on a Linked ICP Interactive Site, as elected by ICP after consultation with AOL.

                        (C) Athlete Online Areas. ICP shall provide at least at least [*] Athlete Online Areas upon the Effective Date, [*] Athlete Online Areas within the first six (6) months of the Term, [*] Athlete Online Areas within the first year of the Term, [*] Athlete Online Areas within the first eighteen (18) months of the Term and [*] Athlete Online Areas within the first two (2) years of the Term. Beginning on the Effective Date, at least [*] of the Athlete Online Areas shall be for Star Athletes (as defined in Exhibit B) [*] Sports Categories, for a total of [*] Star Athletes. The Athlete Online Areas shall be in Rainman format on the AOL Service or, subject to all provisions of this Agreement, in HTML format on a Linked ICP Interactive Site, as elected by ICP after consultation with AOL. ICP shall provide to AOL a list of all Athletes to be included in the Stars Online Area, which list shall be subject to AOL's approval pursuant to the terms set forth herein and in Exhibit G. ICP recognizes and acknowledges the importance to AOL of certainty and consistency with respect to the Athlete Online Areas, and AOL recognizes and acknowledges that ICP may need to modify the list from time to time. As such, ICP shall have the right to modify the list from time to time to delete injured athletes or athletes no longer under contract with ICP, or to add new athletes under contract with ICP, or to address other ICP business requirements; provided that, (a) ICP shall replace Athletes deleted from

CONFIDENTIAL                           17

[*] Portions have been omitted pursuant to a confidential treatment request.

                             the list with Athletes of equal prominence, and (b) ICP shall provide AOL seventy-five (75) days prior written notice of such modifications.

                        (D) Programming. In addition to the above, the programming of the Star Online Area, including without limitation, the Athlete Online Areas, shall include, at a minimum, those features and areas set forth in Exhibit G hereto.

                        (E) Stars Web Area. To the extent the Deeper Stars Content and/or the Athlete Online Areas are located on a Linked ICP Interactive Site pursuant to
                             A.1.1.2 (B) and (C) in accordance with the terms and conditions of this Agreement (the "Stars Web Area"), ICP's obligations with respect to the Stars Web Area viewed by AOL Members shall include all of ICP's obligations with respect to the Online Area and the Stars Online Area. The definition of the "Stars Web Area" shall not include any Content on a Linked ICP Interactive Site, including athlete online areas, which are not provided by ICP to AOL under this Agreement.

               A.1.1.3 Look and Feel/Links. The look and feel of the Team Pages and Stars Pages (collectively, the "AOL Pages" and singularly, the "AOL Page") and the Team Deeper Content shall be as determined by AOL after consultation with ICP. AOL will determine, at its sole discretion, and ICP will implement (a) the design and navigation of each AOL Page; (b) the links from each AOL Page to news schedules, scores and statistics packages provided by AOL's other partners, and (c) any other links from an AOL Page. Each AOL Page shall (i) contain at least [*] AOL-approved ICP-designated links to the relevant Deeper Content (i.e., Team Pages to Team Deeper Content and Star Pages to Star Deeper Content) or commerce in accordance with the provisions of this Agreement, including without limitation, Sections 1.3.1, 2.2.2 and 2.5, and (ii) feature at least [*] links to AOL-designated Content or commerce (including, without limitation, other AOL content and/or commerce partners and ICP Content and/or commerce at AOL's sole discretion). AOL's approval for the ICP-designated links to Team or Star Deeper Content or commerce (other than the links which are approved pursuant to Section 1.3.1 of this Agreement) shall not be unreasonably withheld; provided that, (i) such links are to [*] and such linked Content is editorially relevant to and enhances the Content contained in the Online Area from which it is linked, and (ii) [*]. To the extent ICP is permitted to sell Products through the Online Area in conformance with Section 2.5 of this Agreement, [*].

               A.1.1.4 Fantasy Content. At ICP's expense, including the expense associated with integrating the following Content into the AOL Service Sports Channel fantasy area ("Fantasy Center"), ICP shall provide to AOL, in Rainman format, the following Content:

                        (A) Headline Notes. ICP shall provide to AOL Headline Notes for inclusion in the Fantasy Center news area as follows : (a) for baseball and football as of the Effective Date, and (b) for hockey and basketball as of the next hockey and basketball season (including, without limitation, the shortened 1999 NBA basketball season), respectively, after the Effective Date. During the baseball and football Seasons, ICP shall provide at

CONFIDENTIAL                           18


[*] Portions have been omitted pursuant to a confidential treatment request.

                             least five daily Headline Notes for each of these sports. During the hockey and basketball Seasons and the football and baseball Off-Seasons, ICP shall provide Headline Notes for each of these sports on an as-needed basis, but no less often than once per week or as mutually agreed upon by the Parties.

                        (B) Fantasy Articles. Fantasy articles ("Fantasy Articles") written by Bob Nightengale or Tracy Ringolsby or by a writer of similar caliber approved by AOL for baseball, football, hockey and basketball for inclusion in the Fantasy Center analysis area as follows: (a) during the baseball and football Seasons, ICP shall provide at least one (1) Fantasy Article for each of these sports per day, (b) during the hockey and basketball Seasons and the football and baseball Off-Seasons, ICP shall provide Fantasy Articles for each of these sports on an as-needed basis, but no less often than once per week or as mutually agreed upon by the Parties.

               A.1.1.5 Kids Programming and Content. ICP shall program an area on the AOL Service Kids Only Channel ("ICP Kids Area") consisting of the Content set forth in Exhibit G, Paragraph (b) "Kids Channel." The ICP Kids Area shall be a part of the Online Area. ICP shall comply with AOL's policies regarding Content targeted to children under twelve years of age ("AOL Kids Policies").

        A.1.2 Talent and Athletes. ICP shall provide at least twenty-five (25) athletes, including without limitation ten (10) Star Athletes per year, and other talent for regular chats and live events in the AOL Sports Live Online Area, based upon a mutually agreed upon schedule. ICP agrees to work with AOL to create appropriate promotional plans with respect to such chat and live events. ICP agrees to use best efforts to give AOL at least twenty-four (24) hours notice to cancel any scheduled athlete appearance on the AOL Service.

        A.1.3. Feeds. ICP shall provide to AOL the following data feeds as defined herein (collectively, the "Feeds") via FTP, email or other AOL-designated method: (i) Pro Sports Xchange Feed ("PSX Feed"), and (ii) College Sports Xchange Feed ("CSX Feed"). Subject to all terms of this Agreement, including without limitation Sections 1.3.1 and 2, ICP shall be entitled to promote and market Premium Information Products through the inclusion of a promotional link to http://www.psx.com at the end of each story as mutually agreed upon by the Parties. Other than such promotion, the Feeds shall contain no advertising, promotion or merchandising. The Feeds shall consist of in-depth, team-by-team information in a quality and delivered on a schedule similar to the Feeds currently being delivered and displayed on the AOL Service. The Feeds shall comply with the Operating Standards set forth in Exhibit E-1 to the extent that the Feeds are delivered via FTP. The Content of the Feeds shall be as currently being provided as generally set forth in Exhibit H hereto. The Feeds as described in Exhibit H shall be the best quality feeds for that specific Content that ICP offers or provides to any third party (e.g., the PSX NFL Football Team Reports shall be the best such Content offered or provided by ICP to any third party). The Feeds shall be one of the top two (2) sports feeds in terms of quality, breadth and depth. If such Feeds are not one of the top two (2) sports feeds in terms of quality, breadth and based upon a cross-section of mutually agreed upon independent third-party reviewers who are recognized authorities in such industry, without limiting any right or remedy AOL may have pursuant to this Agreement, AOL shall have the right to terminate this Agreement upon written notice thereof to ICP; provided that, ICP shall have sixty (60) days in which to cure by improving the Feeds so that they are one of the top two (2) sports feeds as described above.

        A.1.4 Supplemental Reports. ICP shall use commercially reasonable efforts to make the PSX writer network available to AOL for additional columns and features on a per-assignment basis (the

CONFIDENTIAL                           19

               "Supplemental Reports"), the content and nature of which would be determined at AOL's sole discretion. The cost of the Supplemental Reports shall be no higher than the lowest commercially reasonable cost offered to any other third party for substantially similar columns and features.

A.2 --  Exclusivity Restrictions

The AOL Pages shall be owned by AOL and 100% exclusive to AOL in all media in perpetuity.

A.3 -- Rights and Licenses in and related to Athlete Online Areas and Columns. ICP represents and warrants that it shall have all necessary licenses to distribute each individual Athlete Online Area and the Columns (as defined in Exhibit H) and to grant AOL and AOL's successors, Affiliates, licensees, and assigns the licenses set forth in Section 1.2 of the Agreement with respect to each Athlete Online Area and the Columns.

In addition to, and without limiting the other rights in this Agreement, ICP represents and warrants that it shall have all necessary licenses to grant to AOL and AOL's successors, Affiliates, licensees, and assigns, for the Term, the right to use the name, likeness, image, biography, and voice of the Athletes through the AOL Network in and in connection with the Online Area and in advertising and promotion of one or more Athlete Online Areas in any and all forms of media now known or hereafter devised, including but not limited to the Internet, broadcast, non-broadcast, pay, cable and network television, satellite and closed circuit transmission, in-flight video, home entertainment (including home video, CD-ROM in current and future formats, and online services, both commercial and non-commercial) linear, digital and interactive formats and printed transcripts as AOL deems appropriate in its sole discretion. Such rights shall include [*].

A.4. -- Placements. AOL shall provide to ICP the following Placements subject to ICP's payment obligations as set forth in Section 1.4 of the
Agreement:

CONFIDENTIAL                           20



[*] Portions have been omitted pursuant to a confidential treatment request.

-----------------------------------------------------------------------------------------------------------------------------------
    Promotion                 Screens on the AOL                           Placements*                          Annual impressions
                                   Service                                                                         Commitment**
-----------------------------------------------------------------------------------------------------------------------------------
                            AOL Sports Category Screens: AOL             [*] to the applicable Teams
                            Sports Pro Football, AOL Sports              Aggregate Screen (e.g., AOL Sports
(1)  Team Online Area       College Football, AOL Sports Pro             Pro Football Screen will link to       [*]
                            Basketball, AOL Sports College               the NFL Teams Aggregate Screen)
                            Basketball, AOL Sports Hockey, AOL
                            Sports Baseball, AOL Sports Soccer
-----------------------------------------------------------------------------------------------------------------------------------
                             AOL Sports Category Screens: AOL            [*] to the applicable Stars
                             Sports Pro Football, AOL Sports             Aggregate Screen (e.g., AOL
(2)  Stars Online Area       College Football, AOL Sports Pro            Sports Pro Football screen will        [*]
                             Basketball, AOL Sports College              link to the NFL Stars Aggregate
                             Basketball, AOL Sports Hockey, AOL          Screen)
                             Sports Soccer, AOL Sports Auto
                             Racing, AOL Sports Golf
-----------------------------------------------------------------------------------------------------------------------------------
(3)  ICP Memorabilia         Run of AOL Service Sports Channel           Banner Advertisements linking to       [*]
     Products*****           (i.e., series of daily servings on          an ICP commerce area for ICP
                             the AOL Service Sports Channel)             Memorabilia Products in an
                                                                         AOL-approved  Linked ICP
                                                                         Interactive Site subject to the
                                                                         terms of this Agreement, including
                                                                         without limitation, Sections 1.3.1
                                                                         and 2
-----------------------------------------------------------------------------------------------------------------------------------
(4)  ICP Memorabilia          Any screen in AOL Sports Channel           [*] to an ICP commerce area for        [*]
     Products                 chosen by AOL in AOL's sole                ICP Memorabilia Products in an
                              discretion                                 AOL-approved Linked ICP
                                                                         Interactive Site subject to the
                                                                         terms of this Agreement, including
                                                                         without limitation, Sections 1.3.1
                                                                         and 2
-----------------------------------------------------------------------------------------------------------------------------------

CONFIDENTIAL                           21

[*] Portions have been omitted pursuant to a confidential treatment request.

-----------------------------------------------------------------------------------------------------------------------------------
(5)  ICP Kids Area          AOL Kids Only Channel "News and                                                     [*]
                            Sports" Screen
-----------------------------------------------------------------------------------------------------------------------------------
(6)  Online Area            AOL Sports Fan Central (or any               [*] to an AOL-selected page of         [*]
                            successor thereto)                           the Online Area
-----------------------------------------------------------------------------------------------------------------------------------
(7) Premium Information    AOL Sports Center Fantasy screen              [*] to an ICP  commerce area for       [*]
    Products****           containing Headline Notes                     ICP Premium Information Products
                                                                         in an AOL-approved Linked ICP
                                                                         Interactive Site subject to the
                                                                         terms of this Agreement, including
                                                                         without limitation Sections 1.3.1
                                                                         and 2.
-----------------------------------------------------------------------------------------------------------------------------------
(8) Premium Information    Fantasy Articles (not screens)                [*] at bottom of Fantasy Articles      [*]
    Products ****                                                        to an ICP commerce area for ICP
                                                                         Premium Information Products in
                                                                         an AOL-approved Linked ICP
                                                                         Interactive Site subject to the
                                                                         terms of this Agreement, including
                                                                         without limitation Sections 1.3.1
                                                                         and 2 sold
-----------------------------------------------------------------------------------------------------------------------------------
(9) Teams Online Area      Main Screen of AOL Sports                     [*]                                    [*]

-----------------------------------------------------------------------------------------------------------------------------------

* the exact form, placement, size and nature of all placements, including [*], banner advertisements and [*] (as defined below), shall be determined by AOL in its reasonable editorial discretion.

CONFIDENTIAL                           22

[*] Portions have been omitted pursuant to a confidential treatment request.

** Both parties understand that, there is [*] above. AOL shall deliver the Annual Impressions Commitment for Promotions (3) and (4) on the AOL Service Sports Channel and for Promotion (5) from anywhere on the AOL Network as provided below; provided that, in the last six months of the Initial Term, AOL shall deliver half of each Annual Impressions Commitment. In the event that the sum of all Annual Impressions Commitments ("Total Impressions Commitment") is not met (or will not, in AOL's reasonable judgment, be met) during the Term, at AOL's option either (a) AOL may provide the remaining Impressions to ICP for up to six (6) months without additional carriage fees payable by ICP until the Total Impressions Commitment is met, (b) AOL may, from time to time, provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL), or (c) some combination thereof. If ICP does not meet the Guidelines, including without limitation, providing daily dynamic updates as set forth in Exhibit K within the first year of the Term, then in addition to any other rights or remedies AOL may have under this Agreement, AOL shall not be obligated to provide the Annual Impressions Commitments or the Placements related to Promotions [*], ICP shall not be entitled to a refund or reduction of any of the amounts set forth in Section 1.5 of this Agreement, and AOL shall have the right to engage a third party to provide such daily dynamic updates. In the event AOL notifies ICP in writing that ICP has failed to follow the Editorial Guidelines, the Operating Standards or the requirements of any other Exhibit to this Agreement, including without limitation, providing the Content specified therein, [*].

*** Provided ICP is in full compliance with the terms of this Agreement, beginning on the launch date of the [*], AOL shall (a) [*] on the AOL Service Kids Only Channel "News and Sports" Screen (or any specific successor thereof) which [*] shall link to the ICP Kids Area. AOL shall provide ICP with the Annual Impressions Commitment for Promotion (5) as provided above from ICP's Presence on the AOL Network. For the purposes of this Agreement, an "ICP's Presence" on an AOL screen shall mean a presence comprised of the following (other than from Promotions (1), (2), (3) (4) (6) (7) (8) and (9)): (i) any ICP trademark or logo, (ii) any headline or picture from ICP content, (iii) any teaser, icon, link to the ICP Kids Area, and (iv) any other Content which originates from, describes or promotes ICP or ICP's Content; provided that, only screens that contain a link to the ICP Kids Area will count against the Annual Impressions Commitment for Promotion (5). AOL shall have no obligation to provide Promotion
(5) if ICP does not perform its obligations pursuant to Exhibit.A.1.1.5. If AOL does not provide Promotion (5), there shall be no refund or reduction of the payments due to AOL pursuant to Section 1.5 of this Agreement.

**** AOL shall have no obligation to provide Promotion (7) if ICP does not perform its obligations pursuant to Exhibit A.1.1.4. AOL shall have no obligation to provide Promotion (8) if ICP does not perform its obligations pursuant to Exhibit A.1.1.4. If AOL does not provide Promotions (7) and/or
(8), there shall be no refund or reduction of the payments due to AOL pursuant to Section 1.5 this Agreement.

***** All banner advertisements shall be for purposes of promoting ICP's Memorabilia Products, subject to the terms of this Agreement, AOL's standard advertising and commerce policies, and AOL's standard insertion order for advertisements on the AOL Network, including all terms contained and incorporated therein.

A.5. -- Keywords. Subject to the terms of this Agreement, AOL shall provide to ICP the following Keyword Search Term : "Athlete Direct". AOL shall also initially provide ICP with the Keyword Search Term "AD" subject to AOL's right to revoke such Keyword Search Term at any time. In addition, subject to the terms of this

CONFIDENTIAL                           23


[*] Portions have been omitted pursuant to a confidential treatment request.

Agreement, AOL shall provide AOL Keyword Search Terms for all professional teams and AOL-approved athletes covered in the Online Area so long as ICP promotes such Keyword Search Terms and the relevant Online Area (i.e., the Teams Online Area for Team Keyword Search Terms and the Stars Online Area for Athlete Keyword Search Terms) as set forth in Section 4. All Athlete Keyword Search Terms shall link to the main Rainman page of the Athlete Online Area on the AOL Service.

A.6 -- Local and International Team and Star Content [*]. Prior to entering into any arrangement with any [*].

CONFIDENTIAL                           24

[*] Portions have been omitted pursuant to a confidential treatment request.

                                   EXHIBIT B
                                   ---------

DEFINITIONS.  The following definitions shall apply to this Agreement:

Advertisement. Any button, banner, promotion, advertisement, link, pointer, sponsorships or similar service or right.

Advertising Revenues. Aggregate amounts collected by ICP, AOL or either Party's agents, as the case may be, arising from the license or sale of AOL Advertisements.

Affiliate. Any agent, distributor or franchisee of AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL Advertisements. Any promotion, advertisement, link, pointer, sponsorships or similar service or right on or through the Online Area and the Stars Web Area.

AOL Look and Feel. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) which are associated with online areas within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL Member(s). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL Purchaser. (i) AOL Members generating Transaction Revenues in the Online Area, (ii) any person or entity who enters the Linked ICP Interactive Site (including without limitation the Stars Web Area) from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Linked ICP Interactive Site which includes a domain other than an "AOL.com" domain); and (iii) any other person or entity who, when purchasing a product, good or service through a Linked ICP Interactive Site (including without limitation, the Stars Web Area), provides an AOL.com domain name as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

AOL Service. The narrow-band U.S. version of the America Online brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City(TM)", "NetMail" , "Real Fans", Love@AOL, "Entertainment Asylum," "Hometown AOL" or any similar independent product or service which may be offered by, through or with the U.S. version of the America Online brand service, (e) any programming or content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (g) any property, feature, product or service which AOL or its Affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL Network. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the Licensed Content (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, international versions of the AOL brand service, and CompuServe).

Athlete Online Area. The area within the Stars Online Area which is designated as pertaining to an individual Athlete as determined and programmed by ICP.

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of ICP; or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of ICP; or (ii) the combined voting power of the then outstanding voting securities of ICP entitled to vote generally in the election of directors.

Confidential Information. Any information relating to or disclosed in the course of negotiating and implementing the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the content of negotiations between the Parties, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information
(a) already lawfully known to or independently developed by the receiving Party,
(b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required or reasonably advised to be disclosed by law.

Content. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

Deeper Content.  Collectively, Team Deeper Content and Deeper Stars Content.

CONFIDENTIAL                           25

Headline Notes. Player-specific editorial notes, approximately 25-50 words in length, which cover the latest news most important to fantasy players, in ICP's reasonable judgment, on a given day.

ICP Interactive Site. Any interactive site or area (other than the Online Area) which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses Content , including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or
(ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

Impression. User exposure to (i) a page containing a Placement and, in the case of the Anchor Tenant Button, an ICP Presence or the Anchor Tenant Button, or
(ii) a page of the ICP Kids Area or an ICP Interactive Site, as the context may require, as such exposure may be reasonably determined and measured by the reporting Party in accordance with its standard methodologies and protocols

Interactive Service. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content or navigation thereto (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

Keyword Search Terms. The Keyword online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

Launch Date. The earliest date upon which the Online Area is made available through the AOL Network.

Licensed Content. All Content provided by ICP or its agents to AOL or its Affiliates for distribution through the AOL Network in connection with the subject matter of this Agreement, including without limitation, the Teams Content, the Stars Content, and the Feeds.

Linked Interactive Site. Any site or area outside of the AOL Service which is linked to the Online Area (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement.

Linked ICP Interactive Site. Any ICP Interactive Site which is also a Linked Interactive Site.

Memorabilia Products. Products consisting of (i) Authentically autographed (e.g., autograph not provided by machine or facsimile) sports products deriving a portion of their value from the autograph, and (ii) commemorative, unique or limited sports products related to a sport, sporting event, league, team, players association or athlete.

New Member. Any person or entity (a) who registers for the AOL Network using ICP's special promotion identifier and (b) who remains an AOL Member for two paid billing cycles.

Notebook.  An ICP standard product called the "Notebook."

Off Season.  The period of the year which does not comprise the Season.

Online Area. The specific area within the AOL Network, as described in Exhibit A, which shall be developed, managed or marketed by ICP pursuant to this Agreement, including but not limited to the Licensed Content, message boards, chat and other AOL Member-supplied content areas contained therein (but excluding any Linked Interactive Sites other than sites which are exclusively available to AOL Members).

Other Screens. All pages of the Online Area directly linked to from a Top Level Screen.

Post-Season. Period of the Season which is comprised of playoff games after the regular season.

Premium Information Products. Specialized electronic sports information Products offered, licensed or sold for an amount charged by ICP to AOL Purchasers in addition to the base membership fee charged by AOL to AOL Members. Premium Information Products may include, but shall not be limited to, electronically distributed informational items such as special event products (e.g., special Super Bowl reports), special fantasy reports, team fan clubs, seasonal specials, which Products shall be created and marketed to specialized audiences subject to the restrictions, terms and conditions contained in this Agreement. ICP shall be solely responsible for the Content of the Premium Information Products. ICP hereby acknowledges that the Feeds, or any information contained therein, shall not be considered a Premium Product.

Products. Any product, good or service which ICP offers, sells or licenses to AOL Members and/or AOL Purchasers through (i) the Online Area, (ii) any Linked ICP Interactive Site or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Online Area requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent permitted hereunder).

Prohibited Party. (i) Any online service (e.g. Microsoft Network, AT&T WorldNet and Prodigy Services Company), (ii) any Internet service provider, (iii) any portal accessed by more than 1,000,000 Collective Users per month (e.g. Yahoo! Inc., Infoseek, SNAP, Lycos and Excite), (iv) any party or entity who owns, operates, manages or offers a commerce area marketing a broad selection of products and/or services across numerous interactive commerce categories and accessed by more than 1,000,000 Collective Users per month (e.g., online malls, Amazon.com), or (v) any party offering, or having the technology to offer, cable internet access services (e.g. @Home), email or instant messaging. As used herein, "Collective Users" shall mean the aggregate number of users on all of a party's web-based properties and interactive sites.

Season or In-Season. The regular season and the post-season playoffs in any given Sports Category.

CONFIDENTIAL                           26

Sports Entertainment Products. Audio-based and or video-based sports-related content offerings, (i.e., chats, broadcasts, interviews or shows) which feature athletes, sports writers or other sports personalities.

Star Athlete. An Athlete who has been (a) selected as an All-Star/All-Pro or similar recognition, (b) ranked as one of the top fifty Q-rated athletes, or (c) paid among the top fifty athletes in endorsement income or salary, in each case as it relates to his or her respective league or sport in the previous three-year period, or an Athlete who was drafted in the first round of his or her respective professional league, or any other Athlete mutually agreed upon by the Parties.

Stars Content.  Content provided by ICP at the Stars Online Area.

Teams Content.  Content provided by ICP at the Teams Online Area.

Term. The period beginning on the Effective Date and ending upon the expiration or earlier termination of the Agreement.

Top Level Screens. The AOL Pages and any other page of the Online Area linked to directly from an AOL-based permanent promotion and/or used as a navigational page.

Transaction Revenues. For Premium Information Products and Sports Entertainment Products, aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of Products, including, in each case, handling, shipping, service charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost. For all other Products, including without limitation, Memorabilia Products, aggregate amounts received by ICP from the sale, licensing, distribution or provision of any Products less amounts paid to third parties for the development, manufacture (or the cost of goods sold when ICP manufactures the Products), distribution and sale of Products, selling expenses, order processing expenses, returns, taxes and other fees incurred in connection with the sale, licensing, distribution or provision of the Products. In either case, Transaction Revenues shall not include amounts received by ICP from the sale, licensing, distribution or provision of any Products on a Linked ICP Interactive Site to certain AOL Purchasers ("Excluded AOL Purchasers") if, and only if (a) such AOL Purchaser did not access such Linked ICP Interactive Site through the AOL Network but through a link from a third party site not on the AOL Network, and (b) ICP has a Commercial Relationship with such third party ("ICP Marketing Partner"). As used herein, "Commercial Relationship" shall mean a written agreement establishing a paid or significant barter marketing relationship between ICP and the ICP Marketing Partner pursuant to which ICP must pay or provide significant barter consideration (i.e., of a fair market value at least equal to five percent (5%) of Transaction Revenues generated by Excluded AOL Purchasers) to the ICP Marketing Partner.

Two Clicks. Two clicks from a given page shall mean (i) any page directly linked to such page ("Directly Linked Page"), including without limitation, any pop-ups or other Content viewed from a Directly Linked Page, and (ii) any page directly linked to a Directly Linked Page ("Indirectly Linked Page") and any pop-ups or other Content viewed from an Indirectly Linked Page.

CONFIDENTIAL                           27

                                   EXHIBIT C
                                   ---------

I.  ONLINE AREA

AOL Terms of Service; Unspecified Content. AOL shall have the right to remove, or direct ICP to remove any Content from the Online Area which, as reasonably determined by AOL: (i) violates AOL's then-standard Terms of Service (as set forth on the America Online brand service), the terms of this Agreement or any other standard, written AOL policy; or (ii) is not specifically described on Exhibit A. To the extent ICP wishes to implement any rules of conduct or terms of service related to the Online Area which are separate from or supplementary to AOL's Terms of Service, ICP must obtain the prior written approval of the AOL Legal Department.

Changes to AOL Service. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service. If AOL eliminates or modifies the screen(s) specified in Exhibit A in a manner that substantially modifies the nature of the placements for ICP described in Exhibit A in a material adverse fashion, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP.

Contests. ICP shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Online Area (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

AOL Look and Feel. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the Licensed Content (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

Management. ICP shall review, delete, edit, create, update and otherwise manage all Content available on or through the Online Area, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement, AOL's then-standard Terms of Service and any generally applicable guidelines and service standards for interactive content providers published by AOL. In managing the Online Area, ICP agrees to refrain from editing or altering any opinion expressed by an AOL Member within the Online Area, except in cases when ICP (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party right or portion of AOL's Terms of Service or (ii) obtains AOL's prior approval. ICP shall ensure that the Online Area is reasonably current and well-organized, and shall employ all necessary procedures to insure the accuracy of the Licensed Content. ICP warrants that the Online Area, the Licensed Content, and any Linked ICP Interactive Sites: (i) will conform to AOL's applicable Terms of Service; (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music related rights; and (iii) will not contain any Content which violates any applicable law or regulation. AOL shall have no obligations with respect to the Content available on or through the Online Area, including, but not limited to, any duty to review or monitor any such Content.

Operations. AOL shall be entitled to require reasonable changes to Licensed Content to the extent such Licensed Content will, in AOL's good faith judgment, adversely affect technical operations of the AOL Network.

Duty to Inform. ICP shall promptly inform AOL of any information related to the Licensed Content which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

Response to Questions/Comments; Customer Service. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

Classifieds. To the extent ICP desires to implement any classifieds listing features through the Online Area, ICP shall obtain AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

Message Boards. Any Content submitted by ICP or its agents within message boards or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the Proprietary Rights section of the Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards within the Online Area.

Statements Through AOL Network. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or it Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

Accounts. ICP shall be granted two (2) accounts per athlete, plus twenty (20) additional accounts for production purposes, for the exclusive purpose of enabling ICP and its agents to perform ICP's duties hereunder. The accounts shall be of the type determined by AOL to be necessary for ICP to perform its duties hereunder. The twenty (20) accounts granted for production purposes shall be free of charge, but the two (2) accounts per athlete shall be subject to such monthly subscription charges as AOL shall determine shall be applied to similarly-situated interactive service providers (not to exceed monthly subscription charges generally available to the public for a similar type of account). In any event, ICP shall be responsible for the actions taken under or through its accounts, which actions are subject to AOL's then-standard Terms of Service, and for any surcharges, including, without limitation, all premium charges, transaction charges and any applicable communication charges incurred
by any such account.   Upon the termination of

CONFIDENTIAL
this Agreement, all accounts, related screen names and any associated usage credits or similar rights shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any account.

Keyword. Any Keyword Search Terms granted to ICP hereunder shall be (i) subject to availability for use by ICP (other than Keyword Search Terms "Athlete Direct" and "AD") and (ii) limited to the combination of the Keyword search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP, including without limitation, the Keyword Search Term "AD". ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not:
(a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

Launch Date. In the event that any terms contained herein relate to or depend on the launch date of the online area or other property contemplated by this Agreement, then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date.

II.  TRADEMARKS

Trademark License. In designing and implementing the Promotional Materials and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online" brand service, "AOL" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP associated with the Online Area (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

Rights. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases or other promotional materials related to the Online Area and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials"); provided, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Online Area on the AOL Network, or use of screen shots of the Online Area (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Online Area and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement. E-Sport, PSX and Athlete Direct shall be jointly and severally liable for any breach of ICP's obligations hereunder.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree

CONFIDENTIAL
to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and
(ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  MEMBER INFORMATION/SOLICITATION

(a) During the term of the Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail being sent to that AOL Member by ICP or its agents. Any commercial e-mail to be sent through or into AOL's products or services shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of ICP's Linked Interactive Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

(c) Any e-mail newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the e-mail functionality, including but not limited to AOL's policy on unsolicited bulk e-mail, (ii) be sent only to AOL Members requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

(d) To the extent ICP is otherwise permitted to send communications to AOL Members (in accordance with the other requirements contained herein): (i) any solicitations in such communications to purchase products or services shall promote the Online Area as the principal means through which to purchase any such products or services; (ii) any direct links to specific offers within such communications shall link to the Online Area or to AOL-approved Linked ICP Interactive Sites where Products are sold and are subject to the revenue sharing set forth in Section 2.5 of the Agreement; (iii) any sales arising from such communications shall be subject to any revenue sharing provisions which may be contained herein; and (iv) ICP shall limit the subject matter of such communications to those categories of products, services and/or content which are specifically contemplated by this Agreement.

VI.  TREATMENT OF CLAIMS

Liability. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ONLINE AREA OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, AOL SHALL NOT BE LIABLE TO ICP FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE BY AOL HEREUNDER AS OF THE DATE LIABILITY ACCRUED. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, ICP SHALL NOT BE LIABLE TO AOL FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE BY ICP HEREUNDER AS OF THE DATE LIABILITY ACCRUED.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE ONLINE AREA OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii)

CONFIDENTIAL
be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

Acknowledgment. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  MISCELLANEOUS

Auditing Rights. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

Excuse. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, such notice will be provided to both the President and the Vice President of Business and Legal Affairs (both at fax no. 310.996.1092), each at the address of ICP set forth in the first paragraph of this Agreement.

No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

Return of Information. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all Confidential Information, documents, manuals and other materials specified the other Party.

Survival. Sections 1.2.3 ,1.3.2, 6.7.1 and 6.7.2 of this Agreement, and Sections IV, V, VI, and VII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement. Additional sections shall survive as set forth in Section 6.7.1 and 6.7.2.

Entire Agreement. Except as set forth in Section 6.1, this Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

CONFIDENTIAL

Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

Assignment. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger, consolidation or sale of all or substantially all of ICP's stock or assets) shall be subject to AOL's prior written consent. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

Applicable Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the jurisdiction of the federal and state courts in the Commonwealth of Virginia and the State of California. In addition, any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default (i) initiated by ICP against AOL shall be brought in the Commonwealth of Virginia, and (ii) initiated by AOL against ICP shall be brought in the State of California.

Export Controls. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

CONFIDENTIAL

                                   EXHIBIT D

                 CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                     REGARDING PROMOTIONS AND EXCLUSIVITY

Pursuant to Section 4 of the Interactive Services Agreement between E-Sport, Inc., Athlete Direct, Inc. and Pro Sports Xchange, Inc. (collectively, "ICP") and America Online, Inc. ("AOL"), dated as of January 1, 1999 (the "Agreement"), the following report is delivered to AOL for the month ending __________ (the "Month"):

I.   Promotional Commitments

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Month:

     Type of        Date(s) of      Duration/Circulation       Relevant
     Promotion      Promotion       of Promotion               Contract
                                                               Section
--------------------------------------------------------------------------------
 1.
--------------------------------------------------------------------------------
 2.
--------------------------------------------------------------------------------
 3.
--------------------------------------------------------------------------------

II.  Exclusivity Commitments

ICP hereby certifies to AOL that ICP was in full compliance with the exclusivity restrictions (if applicable) specified in Exhibit A of the Agreement throughout the Month.


IN WITNESS WHEREOF, this Certificate has been executed this ________ day of __________________, 199__.

___________________________________

By: _______________________________

Print Name:  ______________________

Title: ____________________________

Date: _____________________________

CONFIDENTIAL

                                  Exhibit E-1

                         Operating Standards for Feeds
                         -----------------------------


1. ICP Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the distribution of data. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet any traffic demands.

2. Service Level Response. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting AOL Members (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides hereunder until such time as ICP corrects the ICP Technical Problem at issue.

3. Monitoring. ICP will ensure that the performance and availability of the FTP mechanism is monitored on a continuous basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the FTP system.

4. Security. ICP will facilitate periodic reviews of the FTP system by AOL in order to evaluate the security risks of such system. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

5. AOL Internet Services ICP Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based ICPs. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the files received via FTP.

CONFIDENTIAL

                                  EXHIBIT E-2

             OPERATING STANDARDS FOR LINKED ICP INTERACTIVE SITES
             ----------------------------------------------------

1. Customization. ICP shall customize each Linked ICP Interactive Site for AOL Members as follows:

     (a) upon AOL's request, create a customized, co-branded home page "welcome mat" for the AOL audience for each area on the Linked ICP Interactive Site linked to from the AOL Network on a continuous basis (each a "Welcome Mat"), which Welcome Mat(s) shall be subject to AOL approval;

     (b) ensure that AOL Members linking to the Linked ICP Interactive Site do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with AOL or otherwise in violation of AOL's then-standard advertising policies or exclusivity or premier commitments to third parties as provided in Section 2.2.2 of the Agreement; and

     (c) provide continuous navigational ability for AOL Members to return to an agreed-upon point on the AOL service (for which AOL shall supply the proper address) from Linked ICP Interactive Site (e.g., the point on the AOL service from which the Linked ICP Interactive Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

2. Links on Linked ICP Interactive Site. The Parties will work together on mutually acceptable links (including links back to AOL) within the Linked ICP Interactive Site in order to create a robust and engaging AOL member experience. ICP shall use commercially reasonable efforts to ensure that AOL traffic is generally either kept within a Linked ICP Interactive Site or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the Linked ICP Interactive Site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from the Linked ICP Interactive Site, AOL reserves the right to terminate the links from the AOL Network to the Linked ICP Interactive Site at issue if such failure remains uncured after thirty (30) days written notice thereof, and ICP shall only be responsible to pay a pro rata share of the carriage fees otherwise owed by ICP hereunder for the period for which the links are in place.

3. Hosting; Capacity. ICP will provide all computer hardware (e.g., servers, routers, network devices, switches and associated hardware) in an amount necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling and power distribution to support the Linked ICP Interactive Site. ICP is fully responsible for the maintenance and the day-to-day operation of the Linked ICP Interactive Site. ICP will provide AOL with a detailed Network diagram. In addition, ICP will provide AOL with detailed information regarding separate file downloads available from the Linked ICP Interactive Site, including file size, type and download/installation procedures.

4. Speed; Accessibility. ICP will ensure that the performance and availability of the Linked ICP Interactive Site (a) is monitored on a continuous, 24/7 basis and (b) remains reasonably competitive in all material respects with the performance and availability of other similar sites based on similar form technology. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Linked ICP Interactive Site are optimized for the client software then in use by AOL Members; and (b) the Linked ICP Interactive Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that Linked ICP Interactive Site's data transfer initiates within fewer than fifteen (15) seconds on average. Prior to launch of any promotions described herein, ICP will permit AOL to conduct performance and/or load testing of the Linked ICP Interactive Site (in person or through remote communications) until AOL is reasonably satisfied that launch can occur, to include but not be limited to the following areas:
     AOL Compatibility Testing (AOL Client V3.0, Windows 95/Macintosh, Browser:
     MSIE 3.X/MSIE 2.1; AOL Client V4.0, Windows 95/Macintosh, Browser: MSIE 3.X); Caching Implementation; Graphics Quality; User Interface and Functional Testing; Review of Advanced Web Technologies; Load Testing; Website Architecture (Hardware, Network Configuration Software - Web Servers, Databases, etc.); Network Redundancy and Reliability; Performance Thresholds (Network Bandwidth, Web Server Capacity, Simultaneous Users); and Electronic Commerce (Encryption Validation, Encryption Technology -SSL V2/V3, PCT, Commerce Implementation Review - Cookies, iCat, Webforce, etc., Facility Physical Security, Safeguards Related to Private Customer Information).

5. User Interface. ICP will maintain a graphical user interface within the Linked ICP Interactive Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of any link to the ICP Internet Site and to conduct focus group testing to assess compliance with respect to such consultation and with respect to ICP's compliance with the preceding sentence.

6. Service Level Response. ICP agrees to use commercially reasonable efforts to provide the following service levels in response to problems with or improvements to the Linked ICP Interactive Site:
(a) For material functions of software that are or have become substantially inoperable (e.g., inability to access website or conduct transactions), ICP will provide a bug fix or workaround within four (4) hours after the first report of such error to AOL and the ICP.
(b) For functions of the software that are impaired or otherwise fail to operate in accordance with agreed upon specifications (e.g., search engine), ICP will provide a bug fix or workaround within twenty-four (24) hours after the first report of such error to AOL and the ICP.
(c) For errors disabling only certain non-essential functions (e.g., broken links or noncritical applications), ICP will provide a bug fix or workaround within fourteen (14) days after the first report of such error to AOL and the ICP.
(d) For all other errors, ICP will address these requests on a case-by-case basis as soon as reasonably feasible.

7. Monitoring. ICP will provide AOL with ICP's detailed escalation procedures (e.g., contact names and notification mechanisms such as email, phone, page, etc.) and notification of any scheduled or unscheduled downtimes. AOL Network Operations Center will work with ICP's designated

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

     technical contacts in the event of any performance malfunction or other emergency related to the Linked ICP Interactive Site and will either assist or work in parallel with ICP's contact using ICP tools and procedures, as applicable. The Parties will develop a process to monitor performance and member behavior with respect to access, capacity, security and related issues both during normal operations and during special promotions/events.

8. Telecommunications. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers such that no private member information requested by the ICP will be transferred unencrypted. The network between the Parties will be configured such that no single component failure will significantly impact AOL Members. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

9. Security Review. ICP and AOL will work together to perform an initial security review of, and to perform tests of, the ICP system, network, and service security in order to evaluate the security risks and provide recommendations to ICP, including periodic follow-up reviews as reasonably required by ICP or AOL. ICP will use commercially reasonable best efforts to fix any security risks or breaches of security as may be identified by AOL's Operations Security. Specific services to be performed on behalf of AOL's Operations Security team will be as determined by AOL in its sole discretion.

10. Technical Performance. ICP will perform the following technical obligations (and any reasonable updates thereto from time to time by AOL):
(a) ICP will design the Linked ICP Interactive Site to support the Windows version of the Microsoft Internet Explorer 3.0 and 4.0 browser, the Macintosh version of the Microsoft Internet Explorer 2.1 and 3.0, and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com/BrowTable.html."
(b) ICP will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster. info.aol.com/Brow2Text.html."
(c) ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text") and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com/CacheText.html.

11. AOL Internet Products Partner Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the Linked ICP Interactive Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the Linked ICP Interactive Site's software, hardware and network architecture and access to the Linked ICP Interactive Site for purposes of such performance and load testing as AOL elects to conduct. As described elsewhere in this Agreement, ICP is fully responsible for all aspects of hosting and administration of the Linked ICP Interactive Site and must ensure that the site satisfies the specified access and performance requirements as outlined in this Exhibit E-2.

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

                                   EXHIBIT F
                                   ---------
                          Sample Editorial Guidelines
                          ---------------------------

The following is for purposes of general agreement & discussion only and shall be used as the basis for creating definitive "Editorial Guidelines" as called for in the Agreement between AOL and ICP. Notwithstanding the forgoing, the definitive "Editorial Guidelines" shall in no way be limited to the following.

AOL SPORTS PROGRAMMING GUIDELINES: OUTLINE OF KEY COMPONENTS FOR AOL/ICP INTEGRATED EDITORIAL RELATIONSHIP

Sports coverage must stress immediacy, depth, and interactivity. That is, screens must be regularly updated to reflect game and news coverage; appropriate links must be added to provide background and context to the stories; and opportunities for interactivity must be linked to the stories.

1.  Maintenance of Areas and Frequency of Programming

The Team Pages and Star Pages need to be changed as often as determined by AOL. In general, this means for In-Season coverage of the major sports (Pro and College Football, Pro and College Basketball, Baseball, Hockey), all promo slots will be fresh each day by 7 a.m. and the top promo slots will change throughout the day as mutually agreed by both parties. The top promo slots also will be updated throughout the daytime as events or news warrant. During the off-season, all sport-by-sport screens will change at least once daily.

The Team Pages and Star Pages should be checked by copy editors to make sure that everything is accurate and that the links are working properly. The sports screens need to be perfect when it comes to details such as scores, names of teams, players and events, dates, spelling, grammar, and links to content and photos. When a mistake is identified, it must be corrected immediately, regardless of the time of day.

All screens must be checked constantly to make sure that the information is timely and accurate. Changes must be made before something becomes outdated.

2.  Promotions/Style and Guidelines

The text, headlines and captions should be written in a direct newspaper style that is consistent with what is currently on the AOL Sports site. The writing will reflect a consistent editorial attitude determined by AOL. It is important that the AP editorial style guide be followed. There should never be more than two hyperlinks within a story text field. The hyperlinks need to be written in a clear manner and go directly to what is being promoted. Blind hyperlinks are not acceptable; the member must always have a good idea of where the link will take him before he clicks on it.

Links to commerce opportunities will not be inserted ad hoc. Instead, they will be used in contextually appropriate areas as identified by AOL and ICP.

3.  Escalation Procedures and Disputes

AOL Sports has final say on all editorial decisions.

4.  Linking

ICP will receive the wingdings on the Team Pages and Star Pages that have been agreed to in the Agreement. ICP cannot hyperlink or link to other ICP content or commerce within a story without the approval of AOL Sports.

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

5.  Editorial Calls

There will be consistent, daily communication regarding editorial direction.

6.  Timelines of Changes

Any changes to links should be made immediately by ICP.

7.  Right to Modify Links

ICP does not have the right to modify the copy for AOL Sports or AOL Sports News links. ICP does not have the right to update the links AOL Sports owns (unless requested by AOL Sports). AOL Sports can modify the language on ICP links when needed to conform to the AOL Sports style as indicated above.

8.  Minimum Standards

At a minimum, the Programming Guidelines will provide that ICP shall not include, without AOL's prior approval, any Content that (i) is sexually explicit, (ii) contains profanity, (iii) is slanderous or libelous, (iv) denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap, (v) violates AOL's terms of Service, or (vi) does not comply with any provision of this Agreement.

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

                                   EXHIBIT G
                           Star Online Area Content
                           ------------------------

(A) Athlete Online Areas. Each Athlete Online Area shall contain the following at a minimum:

     . Athlete Journals: Regular journals for each Athlete (during the Season and the Post-Season), posted on a regular and timely basis. Journal content shall be fresh, entertaining, and innovative, giving the athlete's perspective on sports DIRECTLY to the fan. Whenever possible, certain fans (AOL Members) will be highlighted to heighten the interactivity of the Journals.

     . Bulletin Boards and Chat Rooms: ICP shall produce, manage, and maintain Athlete bulletin boards and Athlete Chat Rooms in which fans can communicate to each other and in which Athletes (via ICP) will respond to member questions within their own folders or chat room.

     . Athlete "Themed Nights" and Regular Athlete Programming: Athletes will be participants in regularly scheduled online programming as set forth in this Agreement. These programs may involve live chats, question and answer sessions, and unique content material submitted by the Athletes, such as analyzing highlights from the past week's games while the footage is shown on AOL. All "themed nights" and Athlete programming must be pre-approved by AOL, which approval shall not be unreasonably withheld or delayed.

     . Content Links to other AOL sports sites: Links with other AOL sports sites. Such links shall first be approved by both parties hereto, which approval shall not be unreasonably withheld or delayed.

     . Athlete Direct Fan Club: Online membership clubs, which may include but not be limited to offering discounted Memorabilia Products, ticket discounts to special events only accessible by the members, special one-on-one chats, etc... to members based on usage and contest promotions.

     . Athlete Buddy Lists: ICP shall use commercially reasonable efforts to encourage each Athlete to log into the America Online brand service under a published screenname (available by Buddy List), during which time the Athlete can attend a chat room or auditorium chat event with AOL members.

     ICP warrants and represents that its failure to provide AOL with [*] within one hundred eighty (180) days of execution shall be deemed a material breach of this Agreement. In addition to any rights or remedies AOL may have under this Agreement, if ICP fails to secure such Athletes within one hundred eighty (180) days from execution of this Agreement, AOL shall be entitled to immediately terminate this Agreement and recoup from ICP within ten days (i) the entire (i.e. not pro-rated) amount of any fees paid by AOL to ICP hereunder, and (ii) all reasonable production costs associated with AOL's development of the Online Area to date.

(B) Other Programming. In addition, the Stars Online Area shall include programming geared toward crossover usage with other AOL Channels. ICP and AOL (to the extent its participation is required) shall use commercially reasonable efforts to cause the Stars Online Area to include content which will be suitable for links to and from the following channels:

     . Kids Channel -- ICP shall produce and manage kids programming and content, subject to the terms and conditions of the Kids Channel. Subject to this condition, ICP shall provide to the AOL Kids Channel the following features, at a minimum: an Aggregated Min Screen, updated weekly;

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[*] Portions have been omitted pursuant to a confidential treatment request.

        twelve (12) Athlete Journals, updated weekly; The Favre Files (or similar slideshow-oriented fun series), updated weekly; the Sports Station for Kids (scores, headlines, etc.), updated daily; Message Boards for all Athlete Journals, screened daily; a Sports Stars section which will contain a permanent link or links to Athlete Direct Athlete Areas and programming designed for kids. ICP acknowledges that all such Content is content targeted towards children aged 12 and under and ICP agrees that such Content, including any advertising, commerce and promotions, shall fully comply with AOL's Kids Policies. In addition, there shall be public relations support for the Kids Only Channel from the Athletes featured therein.

        ICP agrees to use commercially reasonable efforts to create content and programming which is suitable for other AOL channels upon the request of AOL, subject to appropriate links from these channels to the Online Area.

(C) Updates. ICP shall update the Stars Online Area in a commercially reasonable manner so that the site is continually fresh on a daily basis as agreed to by AOL.

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

                                   EXHIBIT H
                               Content of Feeds
                               ----------------

A. PSX Feed. ICP shall provide the PSX Feed in general conformity with the following description:

     (I) PSX Team Reports. The following reports ("PSX Team Reports") shall be approximately 1000 words per team in length. Each of the PSX Team Reports will be provided two times each week during the Season and once each week during the Off-Season. Each PSX Report shall include a Season preview for each team (the "Season Preview"), a Post-Season review for each team (the "Post Season Review") and a Draft Special for NFL football in April and for NBA Basketball in June (the "Draft Specials").

           (A) PSX NFL Football Team Reports. Team-by-team reports for each team in the NFL ("PSX NFL Football Team Reports") sorted as follows:

                (i)     National Football Conference
                (ii)    American Football Conference

           (B) PSX MLB Baseball Team Reports. Team-by-team reports for each team in MLB ("PSX MLB Baseball Team Reports") sorted as follows:

                (i)     National League
                (ii)    American League

           (C) PSX NBA Basketball Team Reports. Team-by-team reports for each team in the NBA ("PSX NBA Basketball Team Reports") sorted as follows:

                (i)     Eastern Conference
                (ii)    Western Conference

           (D) PSX NHL Hockey Team Reports. PSX reports focusing on NHL inside information, including insights into strategy and personnel in the NHL ("PSX NHL Hockey Team Reports") during the NHL Season. The PSX NHL Hockey Team Reports will be delivered in six weekly conference files sorted as follows:

                (i)     Eastern Conference-Northeast
                (ii)    Eastern Conference-Atlantic
                (iii)   Eastern Conference-Southeast
                (iv)    Western Conference-Central
                (v)     Western Conference-Pacific.
                (vi)    Western Conference-Northwest

                The PSX NHL Hockey Team Reports will not be as extensive as the team-by team information found in PSX standard Reports, but will provide analysis on all NHL teams on a weekly basis by PSX's conference writers.

     (II) PSX Editorial Package. Through its special feature columnists, ICP shall provide to AOL, via the Feeds, seven (7) mutually agreed-upon editorial columns ("Columns") per week from mutually agreed-upon respected sports columnists ("Columnists"), including without limitation, [*], and shall also include specials from nationally known insiders ("PSX Editorial Package"). The Columns shall

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[*] Portions have been omitted pursuant to a confidential treatment request.

            cover various mutually agreed-upon topics/issues in professional sports. Certain of these Columns will be devoted to a mutually agreed-upon consistent subject matter (such as fantasy) each week during the course of the year, and others will highlight the key topics of that week, with an emphasis on the sports then In-Season. ICP will cover breaking stories and submit these if, in its editorial judgment, they are newsworthy. The PSX Editorial Package shall generally include, but not be limited to, the following additional coverage for each professional sport, in a form substantially similar to that which ICP and/or Pro Sports Xchange, Inc. has previously produced for AOL:mid-season reports by sport, all star game Notebooks by sport, playoff and championship coverage by sport, Season review by sport, draft coverage by sport, and additional breaking stories.

B. CSX Feed. ICP shall provide the CSX Feed in general conformity with the following description ("CSX Team Reports"):

     (I) NCAA Football Reports. The following reports which shall be approximately 1000 words per team in length:

            (A) NCAA Football Team Reports. Team-by-team reports for each team in the following conferences ("NCAA Football Team Reports"), which NCAA Football Team Reports shall be provided twice per each week during the Season and once each week during the Off-
                 Season:

                 (i)     ACC
                 (ii)    Big East
                 (iii)   Big Twelve
                 (iv)    Big Ten
                 (v)     Pac Ten
                 (vi)    SEC
                 (vii)   WAC
                 (viii)  Conference USA conferences
                 (ix)    Independent teams (e.g.,Notre Dame)

            (B) College Football Conference Reports. Reports provided on a weekly basis during the NCAA college football regular season covering the six remaining NCAA Division I-A independent schools and the Mid-American and Big West conferences on a conference-by-conference basis ("College Football Conference Report").

            (C) Ivy Reports. Reports provided weekly covering the Ivy League on a team-by-team basis during the Ivy League regular season ("Ivy Reports").

     (II) CSX Football Editorial Package. CSX shall provide, on a regularly scheduled basis, an editorial package ("CSX Football Editorial Package"), which shall include from time to time:

            (A) National Columns. National Columns focusing on current events and topics in NCAA football. The columns shall be provided a minimum of four (4) times per week during the NCAA college football regular season ("NCAA Football Season"). When events warrant (i.e., Bowl Games, recruiting results, etc.), ICCP will supplement its Special Events Coverage (defined below) with additional

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

                 National Columns. National Columns will run twice a week in the Off-Season.

            (B) Game Previews. Game Previews analyzing the major upcoming Division I-A college football games during each week of the NCAA Football Season.

            (C) Game Day Feature. During the NCAA Football Season, a CSX column highlighting a game(s) from that week.

            (D) Top 112. Every week during the NCAA Football Season, ICP shall create a Top 112 Column, ranking every Division 1-A team in the country.

            (E) Special Reports. ICP will provide seven special reports that focus on key events in NCAA football formatted on a team-by-team or conference-by-conference basis. These Special Reports shall include:

------------------------------------------------------------------------------------------------------------------------
Name                                    Coverage                                 Date
------------------------------------------------------------------------------------------------------------------------
Season Previews                         Preview of all 11 conferences and        Late August
                                        independents (122 teams)
------------------------------------------------------------------------------------------------------------------------
Season Reviews                          A review of all 122 teams                Early January
------------------------------------------------------------------------------------------------------------------------
Recruiting Preview                      Update on recruit's short lists          Late January
------------------------------------------------------------------------------------------------------------------------
Recruiting Review                       Rating team and conference recruits      Mid February
------------------------------------------------------------------------------------------------------------------------
Spring Football Preview                 Each team's primary focus                Early April*
------------------------------------------------------------------------------------------------------------------------
Spring Football Review                  Spring practice review                   February
------------------------------------------------------------------------------------------------------------------------
Recruiting Features                     Focus on individual recruits             April
------------------------------------------------------------------------------------------------------------------------

* The actual dates for Spring Practice have not yet been determined by the teams. These reports will begin in April and run until all conferences have been reviewed.

            (F) Special Events Coverage. ICP shall cover the NCAA Division 1-A Bowl Games, including team-by team reports on bowl teams on a weekly basis until their bowl game is concluded. ICP shall also provide in-depth analysis of the Kick-Off Classic, Pigskin Classic, Blue-Gray Game, East-West Shrine, Senior Bowl and Hula Bowl.

            (G) Regional Recruiting News. In addition to the recruiting previews and reviews, ICP shall provide a weekly column on Regional Recruiting News once a week May through July.

     (III) NCAA Basketball Reports. The following reports which shall be approximately 1000 words per team in length:

            (A) NCAA Basketball Teams Reports. Team-by-team reports for each team in the following conferences ("NCAA Basketball Team Reports"),

                 (i)     ACC
                 (ii)    Big East
                 (iii)   Big Twelve
                 (iv)    Big Ten
                 (v)     Pac Ten

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                 (vi)    SEC
                 (vii)   Atlantic 10
                 (viii)  Conference USA
                 (ix)    Ivy League
                 (x)     Big West
                 (xi)    Colonial
                 (xii)   Missouri Valley
                 (xiii)  WAC
                 (xiv)   MAC

            Under the current schedule, which is subject to PSX modification with AOL's reasonable approval, the NCAA Basketball Team Reports for teams (i) through (viii) above shall be provided each Monday throughout the Season, with each team covered until it is eliminated from post-season and weekly during the Post-Season. The NCAA Basketball Team Reports shall be provided on Tuesday throughout the Season, which each team covered until it is eliminated from Post-Season and weekly during the Post-Season.

            (B) Conference Reports. Team-by-Team reports for the remaining sixteen (16) conferences and 156 Division I teams on a once-per-week basis ("Basketball Conference Reports"). While following the same editorial approach as the NCAA Basketball Team Reports, these Conference Reports will not cover each team as extensively. However, teams in this group that qualify for the NCAA and/or NIT tournaments will be covered as extensively as the NCAA Basketball Team Reports with twice weekly coverage during the period from qualification until elimination in the above tournaments. The Conference Reports shall be provided for each team in the following conferences:

                 (i)     Sun Belt
                 (ii)    Midwest Collegiate
                 (iii)   West Coast
                 (iv)    Metro Atlantic
                 (v)     Big Sky
                 (vi)    America East
                 (vii)   Ohio Valley
                 (viii)  Southern
                 (ix)    Big South
                 (x)     TAAC
                 (xi)    Northeast
                 (xii)   SWAC
                 (xiii)  Southland
                 (xiv)   Mid-continent
                 (xv)    Patriot
                 (xvi)   MEAC

     (IV) CSX Basketball Editorial Package. ICP shall provide CSX perspectives by college basketball writers seven days per week during the Season ("CSX Basketball Editorial Package"), including the following:

            (A) National Columns. CSX's National Columns focus on current events and topical issues in college basketball. The National Columns will appear throughout the week (a minimum of four files per week during the Season). The National

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

                 Columns will be bylined by college basketball writers from across the country. Additional regional columns will be delivered during the NCAA tournament and periods of increased news activity (see NCAA/NIT Tournament Coverage). National Columns will be delivered weekly during the Off-Season.

            (B) Game Previews. CSX Game Previews will provide a profile of major games during the season. Top weekday games will be previewed in capsules delivered on Mondays. Top weekend games will be profiled in capsules delivered on Thursdays.

            (C) Top 100. Each Sunday, ICP will deliver the CSX Top 100 Column, ranking the top Division I teams in the country, with appropriate comments.

            (D) Special Team Reports. Five Special Team Reports during the year that focus on key events in college basketball, particularly in the off-season, on a team-by-team basis. These Special Team Reports include:

-------------------------------------------------------------------------------
Name                       Coverage                               Date
-------------------------------------------------------------------------------
Season Preview             A preview of all teams covered by      Mid-November
                           NCAA Basketball Team Reports and
                           CSX Basketball Conference Reports
                           ("Basketball Teams")
-------------------------------------------------------------------------------
Season Review              A look back on the season for all      April
                           Basketball Teams
-------------------------------------------------------------------------------
Recruiting Review          Analysis of every team and             May
                           conference
-------------------------------------------------------------------------------
Off-Season Spotlight       Up close focus on an interesting       May-October
                           coach, player or recruit from
                           major teams
-------------------------------------------------------------------------------
Summer Update              Report on progress of team and         July, August
                           players during the Off-Season;
                           look ahead to Season
-------------------------------------------------------------------------------

            (E) NCAA/NIT Tournament Coverage. ICP will provide CSX analysis and perspective on all teams remaining in both the NCAA and NIT Tournament, with weekly coverage. Tournament coverage will include the following elements:

--------------------------------------------------------------------------------
Name                       Coverage
--------------------------------------------------------------------------------
Team Reports               Weekly Team Reports for all teams in each tournament
--------------------------------------------------------------------------------
Live Notebooks             Notebooks from writers at NCAA tournament sites
--------------------------------------------------------------------------------
Special Columns            Added columns for duration of tournaments
--------------------------------------------------------------------------------
Match-Up Analysis          Evaluation of personnel and strategies that will
                           decide each game
--------------------------------------------------------------------------------
Historical Perspective     Anthology of records, statistics and highlights
                           from previous NCAA tournaments
--------------------------------------------------------------------------------

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

            (F) November and December Tournaments. CSX analysis of the regular season tournaments, including Notebooks, from key tournaments such as the Maui Invitational, Great Eight and Preseason NIT.

            (G) Conference Tournaments. CSX Team Reports and Conference Reports will analyze the conference tournaments on a team by team basis for all teams playing in the 28 conference tournaments. Additional coverage will include regional columns and on-site Notebooks analyzing the major conference tournaments.

            (H) Recruiting Coverage. CSX Basketball Recruiting Updates will be included in the weekly Team Reports and analyzed in Special Team Reports after the late-signing period in May. During the Off-Season, the CSX Off-Season Spotlight will focus on notable recruits, delving into their lives on and off the court as well as their significance to their respective college programs. Throughout the year, ICP shall provide a bi-monthly National Column covering regional recruiting news, including reports from major high school all-star games and camps.

            (I) Breaking Stories. Utilizing the exclusive CSX writer network, updates of breaking NCAA basketball stories.

CONFIDENTIAL

                                   EXHIBIT I
                                 AOL Approval
                                 ------------

A.   AOL-Approved Links

     AOL hereby approves the following links, subject to all terms and conditions contained in the Agreement, including without limitation, AOL's right to withdraw its approval pursuant to the Agreement, including but not limited to, Section 1.3 of the Agreement:

     1. each Athlete Online Area at http://www.athlete direct.com for Athletes approved by AOL pursuant to Exhibit A.1.1.2(C)
     2. Stars Online Area Content set forth in Exhibit G located on the Star Web Area at http://www.athletedirect.com in accordance with the terms of this Agreement
     3. commerce areas on, or through subpages on, http://www.athletedirect.com and http://www.psx.com where only the Products approved by AOL subject to this Agreement are offered, sold and/or licensed by ICP in accordance with the terms of this Agreement
     4.   http://www.athletedirect.com home page
     5.   http:www.psx.com home page

The Content contained in http://www.athletedirect.com and http://www.psx.com, or to be contained in such sites upon commercial launch of such sites or a reasonable time thereafter, shall be as described below in Paragraph C. Without limiting any other rights or remedies AOL may have under this Agreement, AOL reserves the right to withdraw its approval to links to such site(s) if such site(s) do not conform to the descriptions set forth below in Paragraph C.

B.   AOL-Approved Product Categories*

     AOL hereby approves ICP's offer or sale of the following categories of sports-related Products in or through the Online Area:

     [*]

[*]: Mass-produced, generally available team or league branded headgear, footwear, swimwear, and apparel (i.e. sweaters, sweatshirts, jackets, shirts, shorts, pants, sweatpants, and undergarments).

* Notwithstanding AOL's approval of the above categories of Products, the Placements and any Content or Links on the AOL Network (including the Welcome Mats and the hybrid browsers) shall not advertise or promote music or books, without AOL's prior approval.

** Notwithstanding the foregoing, these categories of Products which are licensed and sold on a Linked ICP Interactive Sites in accordance with the terms of this Agreement shall not be subject to AOL's right to revoke its approval for ICP to sell or license such Products in or through such Linked ICP Interactive Site based upon exclusivities or other contractual commitments granted by AOL after the Effective Date.

*** Each of the categories of sports merchandise shall be subject to AOL's right to revoke its approval based upon its exclusivity or other contractual commitments, including without limitation, those granted by AOL after

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[*] Portions have been omitted pursuant to a confidential treatment request.
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the Effective Date, but AOL shall not exercise such right with respect to all such categories.

C.   Description of Content

A.   http://www.athletedirect.com

     1.   General Description of Content and Commerce

          Athlete-oriented content, including content designed to provide Athlete-user interaction
          Athlete-related commerce

          Member Generated Content: None. Intent to include content such as: chat rooms; live participation by athletes through text, audio, and video by athletes; interaction between athletes and fans in real-time application; message boards featuring questions from users and answers from athletes to a limited number of posts; member-designed web pages and content; member-designed contests and activities; fan clubs centered around athletes including community activities; member-driven commerce.

          Premium Content: Intent to include content such as: audio, video, and text programming involving athletes on a pay-per-view, pay-per-use, or subscription basis; fan clubs which may involve registration fees; information and other special content which may be charged for.

          Update Frequency: No less than on a day-part basis on many screens; daily on most screens, no less than weekly on all non-generic screens.

     2.   Features

          Integrated Features or Links to Such Features: Intent for features to include: official home pages of athletes; other athlete-related and sport-related content; content directly from athletes; celebrity related content. Regular features include first-person account from athletes, Q and A, chats, games, contests, news, and sports information. Multimedia content. Sports stores.

          Integrated Search Engines: Intent for site to contain internal search features (not search capacity for other interactive areas). To the extent the site contains external search features, such features shall be Two Clicks away from the AOL Network. No integrated search engine shall contain the branding of any other Interactive Service or any entity reasonably construed to be in competition with AOL component products.

          Integrated Community: Intent to operate communities using chat, message boards, fan clubs, and other interactivities.

          Instant Messaging or Other Integrated Communications: Intent for site to contain integrated communication features; provided that, ICP shall use AOL products for all instant messaging services and other integrated communications features viewed by, available to or utilized by AOL Members. ICP shall not enter into any contractual arrangement with any third party for the provision of instant messaging services or other integrated communications features to be viewed by, available to or utilized by non-AOL Members without giving prior written notice thereof to AOL and, for a period of thirty (30) days thereafter, negotiating in good faith with AOL the terms and conditions upon which AOL would provide such services to ICP.

          Free Email: None.

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

     3. Technologies Employed: Server & Operating System: The operating system and database of choice for the Athlete Direct system is planned to be UNIX operating system (Solaris) on Sun hardware with an Oracle relational database design.

          Application Server: The application server for the Athlete Direct system is planned to be implemented in an open systems design using open standards, a mature technology which provides API's for third party vendor solutions, is scalable, customizable and supports standard commerce and encryption requirements.

B.   http://www.psx.com

     1.   General Description of Content and Commerce

          Sports league, game, team and player information
          Sale and promotion of Premium Information Products
          Sports-related commerce

          Member Generated Content (e.g., chat, live events, message boards, personals and classifieds): Intent for site to include content such as: member-driven team clubs centered around specific sports teams or groups; chat rooms; member-driven commerce live participation by sports personalities through text, audio, and video by athletes; interaction between sports personalities and fans in real-time application; message boards featuring questions from users and answers from sports personalities to a limited number of posts; member-designed web pages and content; member-designed contests and activities.

          Premium Content: Intent to include content such as: audio, video, and text programming involving sports personalities on a pay-per-view, pay-per-use, or subscription basis; clubs which may involve registration fees; information and other special content which may be charged for, to include such products as My Baseball Daily, My Football Daily, derivatives of such products in other sports; Fred Edelstein's Football Insider; derivatives of such products involving other sports and/or sports personalities.

          Update Frequency: Premium Content offerings will be updated, dependent upon the nature of the offering, intra-daily, daily, weekly, monthly, as a one-time product, or any variable therein. The main page will be updated no less than weekly.

     2.   Features

          Integrated Features or Links to Such Features: Intent to include sports editorial information, columns, news, scores, statistics, links to relevant sports information or sites of interest, links to all premium content offerings available by or through PSX. Sports stores

          Integrated Search Engines: Intent for site to contain internal search features (not search capacity for other interactive areas). To the extent the site contains external search features, such features shall be Two Clicks away from the AOL Network. No integrated search engine shall contain the branding of any other Interactive Service or any entity reasonably construed to be in competition with AOL component products.

          Integrated Community: Intent to establish communities including team fan clubs and related offerings using chat, message boards, and other interactivities and involving participation by sports personalities and deep editorial information

          Instant Messaging or Other Integrated Communications: Intent for site to contain integrated communication features; provided that, ICP shall use AOL products for all instant messaging services and

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

          other integrated communications features viewed by, available to or utilized by AOL Members. ICP shall not enter into any contractual arrangement with any third party for the provision of instant messaging services or other integrated communications features to be viewed by, available to or utilized by non-AOL Members without giving prior written notice thereof to AOL and, for a period of thirty (30) days thereafter, negotiating in good faith with AOL the terms and conditions upon which AOL would provide such services to ICP.

          Free Email: None.

     3. Technologies Employed: Server & Operating System: The operating system and database of choice for the PSX system is intended to be UNIX operating system (Solaris) on Sun hardware with an Oracle relational database design.

          Application Server: The application server for the PSX system is intended to be implemented in an open systems design using open standards, a mature technology which provides API's for third party vendor solutions, is scalable, customizable and supports standard commerce and encryption requirements.

          In addition, PSX uses commercial software such as Netscape Publishing System to create its subscription products.

CONFIDENTIAL

                                   EXHIBIT J
                                   ---------


                                      [*]



[*] Portions have been omitted pursuant to a confidential treatment request.

                                   Exhibit K
                                   ---------
                        AOL Team Pages Update Schedule
                        ------------------------------

I.    All Teams in Three Major Professional Sports plus Key (up to 10) Hockey
      Teams

      In-Season:    Editorial: Daily, plus day-part programming for breaking
                    stories of major import as reasonably determined by AOL with consultation of E-Sport .
                    Photos: Daily, plus in conjunction with breaking stories above.
                    Links: Daily

      Off-season:   Editorial: Three times per week, plus breaking stories of
                    major import as reasonably determined by AOL with consultation of E-Sport
                    Photos: Three times per week, plus in conjunction with breaking stories above.
                    Links: Daily sweep


II.   Major College Pages - One combined page per major college team - (Up to
      60)

      August 1 - April 7:  Editorial: Daily, plus day-part programming for breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                           Photos: Daily, plus in conjunction with breaking stories above.
                           Links: Daily

      April 7 - August 1:  Editorial: Twice per week, plus breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                           Photos: twice per week, plus in conjunction with breaking stories above.
                           Links: Four times per week


III. Minor College Pages -- One combined page per minor college team -remaining Division I football and selected Division I basketball (Up to 60)

      August 1 - April 7:  Editorial: Three times per week, plus breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                           Photos: Three times per week, plus in conjunction with breaking stories above.
                           Links: Four times per week

*  non major hockey teams will use this schedule in-season

      April 7 - August 1:  Editorial: Once per week, plus breaking stories of major import as reasonably determined by AOL with consultation of E-Sport
                           Photos: Once per week, plus in conjunction with breaking stories above.
                           Links: Three times per week

*  non major hockey teams will use this schedule off-season